                                                                    EXHIBIT 99.1




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       AMENDED AND RESTATED LOAN AGREEMENT

                                      AMONG

                              IRT PROPERTY COMPANY,
                                  AS BORROWER,


                               NATIONSBANK, N.A.,
                                AMSOUTH BANK AND
                           FIRST UNION NATIONAL BANK,
                                    AS BANKS,

                               NATIONSBANK, N.A.,
                            AS THE SWING LINE LENDER,

                               NATIONSBANK, N.A.,
                      AS ADMINISTRATIVE AGENT FOR THE BANKS

                                       AND
                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                                AS LEAD ARRANGER

                             AS OF SEPTEMBER 9, 1998

                                  $100,000,000



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                              Page No.
ARTICLE 1 - DEFINITIONS...........................................................................................2
ARTICLE 2 - LOANS................................................................................................18
         Section 2.1  The Loans..................................................................................18
         Section 2.2  Manner of Borrowing and Disbursement.......................................................18
         Section 2.3  Interest...................................................................................21
         Section 2.4  Fees and Commissions.......................................................................22
         Section 2.5  Reduction of Commitment....................................................................23
         Section 2.6  Prepayment.................................................................................23
         Section 2.7  Repayment..................................................................................24
         Section 2.8  Notes; Loan Accounts.......................................................................24
         Section 2.9  Manner of Payment..........................................................................25
         Section 2.10 Application of Payments....................................................................26
         Section 2.11 Reimbursement..............................................................................27
         Section 2.12 Capital Adequacy...........................................................................27
         Section 2.13 Bank Tax Forms.............................................................................28
         Section 2.14 Extension of the Maturity Date.............................................................28
         Section 2.15 Swing Line Loans...........................................................................29
ARTICLE 3 - CONDITIONS PRECEDENT.................................................................................31
         Section 3.1  Conditions Precedent to Effectiveness......................................................31
         Section 3.2  Conditions Precedent to Each Advance.......................................................32
ARTICLE 4 - REPRESENTATIONS AND WARRANTIES.......................................................................33
         Section 4.1  Representations and Warranties.............................................................33
         Section 4.2  Survival of Representations and Warranties, etc............................................40
ARTICLE 5 - GENERAL COVENANTS....................................................................................41
         Section 5.1  Preservation of Existence and Similar Matters..............................................41
         Section 5.2  Business: Compliance with Applicable Law...................................................41
         Section 5.3  Maintenance of Properties..................................................................41
         Section 5.4  Accounting Methods and Financial Records...................................................42
         Section 5.5  Insurance..................................................................................42
         Section 5.6  Payment of Taxes and Claims................................................................43
         Section 5.7  Visits and Inspections.....................................................................43
         Section 5.8  Payment of Indebtedness; Loans.............................................................43
         Section 5.9  Use of Proceeds............................................................................43
         Section 5.10 ERISA......................................................................................44

         Section 5.11 Indemnity..................................................................................44
         Section 5.12 Payment of Wages...........................................................................44
         Section 5.13 Accuracy and Completeness of Information...................................................44
         Section 5.14 Compliance with Environmental Laws.........................................................44
         Section 5.15 Indemnity in Regard to Environmental Matters...............................................45
         Section 5.16 Further Assurances.........................................................................46
         Section 5.17 Broker's Claims............................................................................46
         Section 5.18 Covenants Regarding Formation of Subsidiaries and Acquisitions.............................46
         Section 5.19 Year 2000 Compliance.......................................................................47
ARTICLE 6 - INFORMATION COVENANTS................................................................................47
         Section 6.1  Quarterly Operations Statements............................................................47
         Section 6.2  Quarterly Consolidated Financial Statements and Information................................47
         Section 6.3  Annual Consolidated Financial Statements and Information;
                      Certificate of No Default..................................................................48
         Section 6.4  Performance Certificates...................................................................48
         Section 6.5  Copies of Other Reports....................................................................49
         Section 6.6  Notice of Litigation and Other Matters.....................................................49
         Section 6.7  Matters Affecting the Negative Pledge Property.............................................50
         Section 6.8  Notices from the Borrower Regarding Environmental Matters..................................51
ARTICLE 7 - NEGATIVE COVENANTS...................................................................................51
         Section 7.1  Indebtedness of the Borrower...............................................................51
         Section 7.2  Limitation on Liens........................................................................52
         Section 7.3  Amendment and Waiver.......................................................................52
         Section 7.4  Liquidation; Disposition or Acquisition of Assets..........................................52
         Section 7.5  Limitation on Guaranties...................................................................53
         Section 7.6  Dividends..................................................................................53
         Section 7.7  Borrower Net Worth.........................................................................53
         Section 7.8  Indebtedness Ratio.........................................................................53
         Section 7.9  Interest Coverage..........................................................................54
         Section 7.10 Collateral Value...........................................................................54
         Section 7.11 Total Liabilities to Total Assets Ratio....................................................54
         Section 7.12 Net Income.................................................................................54
         Section 7.13 Debt Service Coverage Ratio................................................................54
         Section 7.14 Value of Unencumbered Real Estate Assets...................................................54
         Section 7.15 Affiliate Transactions.....................................................................54

         Section 7.16 ERISA Liabilities..........................................................................54
         Section 7.17 Business of the Borrower...................................................................54
         Section 7.18 Total Secured Liabilities to Total Assets..................................................55
         Section 7.19 Limitation on Nonconforming Investments....................................................55
ARTICLE 8 - DEFAULT..............................................................................................56
         Section 8.1  Events of Default..........................................................................56
         Section 8.2  Remedies...................................................................................59
ARTICLE 9 - THE ADMINISTRATIVE AGENT.............................................................................60
         Section 9.1  Appointment and Authorization..............................................................60
         Section 9.2  Delegation of Duties.......................................................................60
         Section 9.3  Interest Holders...........................................................................60
         Section 9.4  Consultation with Counsel..................................................................60
         Section 9.5  Documents..................................................................................60
         Section 9.6  Administrative Agent and Affiliates........................................................61
         Section 9.7  Responsibility of the Administrative Agent.................................................61
         Section 9.8  Action by Administrative Agent.............................................................61
         Section 9.9  Notice of Default or Event of Default......................................................62
         Section 9.10 Responsibility Disclaimed..................................................................62
         Section 9.11 Indemnification............................................................................63
         Section 9.12 Credit Decision............................................................................63
         Section 9.13 Successor Administrative Agent.............................................................63
ARTICLE 10 - CHANGE IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES....................................................64
         Section 10.1 LIBOR Basis Determination Inadequate or Unfair.............................................64
         Section 10.2 Illegality.................................................................................64
         Section 10.3 Increased Costs............................................................................65
         Section 10.4 Effect On Other Advances...................................................................66
         Section 10.5 Claims for Increased Costs and Taxes.......................................................66
ARTICLE 11 - MISCELLANEOUS.......................................................................................67
         Section 11.1 Notices....................................................................................67
         Section 11.2 Expenses...................................................................................69
         Section 11.3 Waivers....................................................................................69
         Section 11.4 Set-Off....................................................................................70
         Section 11.5 Assignment.................................................................................71
         Section 11.6 Counterparts...............................................................................73


         Section 11.7    Governing Law.........................................................................73
         Section 11.8    Severability..........................................................................73
         Section 11.9    Headings..............................................................................74
         Section 11.10   Interest..............................................................................74
         Section 11.11   Entire Agreement......................................................................74
         Section 11.12   Amendment and Waiver..................................................................74
         Section 11.13   Other Relationships...................................................................75
         Section 11.14   Bank Wiring Instructions..............................................................75
         Section 11.15   Confidentiality.......................................................................75
ARTICLE 12 - WAIVER OF JURY TRIAL..............................................................................76
         Section 12.1    Waiver of Jury Trial..................................................................76

                             EXHIBITS AND SCHEDULES


Exhibit A         -        Form of Note
Exhibit B-1       -        Form of Request for Advance
Exhibit B-2       -        Form of Request for Swing Line Advance
Exhibit C         -        Form of Subsidiary Guarantee
Exhibit D         -        Form of Swing Line Note
Exhibit E         -        Form of Opinion of Borrower's Counsel
Exhibit F         -        Form of Borrower's Loan Certificate
Exhibit G         -        Form of Subsidiary's Loan Certificate



Schedule 1        -        Negative Pledge Property
Schedule 2        -        Liens of Record
Schedule 3        -        Environmental Matters
Schedule 4        -        Indebtedness
Schedule 5        -        Income Producing Properties

                       AMENDED AND RESTATED LOAN AGREEMENT


                              IRT PROPERTY COMPANY,
                                  as Borrower,
                                NATIONSBANK, N.A,
                                AMSOUTH BANK and
                           FIRST UNION NATIONAL BANK,
                                    as Banks,
                               NATIONSBANK, N.A.,
                            as the Swing Line Lender,
                                       and
                               NATIONSBANK, N.A.,
                     as Administrative Agent for the Banks,
              agree as follows as of the 9th day of September, 1998


         WHEREAS, the Borrower, the Banks, the Swing Line Lender and the Administrative Agent are all parties to that certain Loan Agreement dated as of December 15, 1995 (the "Prior Loan Agreement"); and

         WHEREAS, the Administrative Agent, the Swing Line Lender, the Banks and the Borrower have agreed to amend and restate the Prior Loan Agreement in its entirety as set forth herein; and

         WHEREAS, the Borrower acknowledges and agrees that the security interest granted to the Administrative Agent, for itself and on behalf of the Swing Line Lender and the Banks, pursuant to the Prior Loan Agreement and the Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and shall continue to secure the Obligations (as defined therein); and

         WHEREAS, the Borrower acknowledges and agrees that (i) the Obligations (as defined herein) represent, among other things, the amendment and restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; (ii) the parties hereto intend that the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing

Indebtedness under the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith as so amended, restated, restructured, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; and (iii) all Liens evidenced in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and

         WHEREAS, the parties hereto intend that the provision of the Prior Loan Agreement, to the extent restructured, restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Prior Loan Agreement as follows:

                            ARTICLE 1 - Definitions.

For the purposes of this Agreement:

         "Administrative Agent" shall mean NationsBank, N.A. (or any successor Administrative Agent appointed in accordance with this Agreement), acting as administrative agent for the Banks and the Swing Line Lender.

         "Administrative Agent's Office" shall mean the office of the Administrative Agent located at the address set forth in Section 11.1 hereof, or such other office as may be designated pursuant to the provisions of Section
11.1 hereof.

         "Advance" or "Advances" shall mean amounts advanced by the Banks to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with the Borrower excluding, however, directors, officers or employees of the Borrower.

         "Agreement" shall mean this Loan Agreement.

         "Agreement Date" shall mean September 9, 1998.

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" shall mean, in the case of the LIBOR Basis, as of any calculation date, the Applicable Margin set forth below opposite the rating then assigned by S&P and Moody's to the senior unsecured long-term debt obligations of the Borrower set forth below (changes in the Applicable Margin shall be effective on the date any such rating changes):

Ratings Assigned by S&P and Moody's                  Applicable Margin
(i)      A- or greater                               0.95%
(ii)     BBB+/Baa1                                   1.05%
(iii)    BBB/Baa2                                    1.15%
(iv)     BBB-/Baa3                                   1.25%
(v)      less than BBB-/Baa3                         1.40%

provided, however, that on any calculation date that the ratings assigned fall in more than one level, the higher Applicable Margin shall apply.

         "Authorized Signatory" shall mean, with respect to any Person, such senior personnel of such Person as may be duly authorized and designated in writing by the Person to execute documents, agreements, and instruments on behalf of the Person. The Authorized Signatories of the Borrower as of the Agreement Date are as set forth in the Borrower's Loan Certificate delivered pursuant to Section 3.1 hereof.

         "Availability Restriction" shall mean, as of any particular time, the product of (a) the Value of Negative Pledge Property and (b) sixty-five percent (65%).

         "Available Commitment" shall mean, as of any particular time, (a) the lesser of (i) the Commitment and (ii) the Availability Restriction minus (b) the sum of (i) the Loans then outstanding and (ii) the Swing Line Loans then outstanding; provided, however, that the Available Commitment may not at any time exceed the Availability Restriction.

         "Available Swing Line Commitment" shall mean, as of any particular time, the lesser of (i) the Swing Line Commitment minus Swing Line Advances then outstanding, (ii) (A) the Lender's Available Commitment of the Swing Line Lender minus (B) the sum of the Bank Loans Outstanding of the Swing Line Lender and the aggregate principal amount of all

Swing Line Loans then outstanding, (iii) the Availability Restriction and (iv) the Available Commitment.

         "Bank Loans Outstanding" shall mean, as of any particular time, with respect to any Bank hereunder, the aggregate amount of the Loans (exclusive of Swing Line Loans) then outstanding made by such Bank to the Borrower.

         "Banks" shall mean those banks whose names are set forth on the signature pages hereof under the heading "Banks" and any assignees of the Banks which hereafter become parties hereto pursuant to and in accordance with Section
11.5 hereof; and "Bank" shall mean any one of the foregoing Banks.

         "Borrower" shall mean IRT Property Company, a Georgia corporation.

         "Business Day" shall mean a day on which banks are not authorized or required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in Atlanta, Georgia and London, England, as relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" shall mean expenditures for the purchase or improvement of assets of long-term use which are capitalized in accordance with GAAP.

         "Capitalized Lease Obligation" shall mean that portion of any obligation of a specified Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (42 U.S.C. ss.ss. 9601, et seq.).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" shall mean the several obligations of the Banks to advance funds in the aggregate sum of up to $100,000,000 to the Borrower pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

         "Commitment Ratios" shall mean the percentages as of the date of determination in which the Banks are severally bound to satisfy the Commitment to make Advances to the Borrower pursuant to the terms hereof, which as of the Agreement Date are as set forth below:

                                                      Percentage
                                                    (Rounded to the                     Dollar
                         Bank                       nearest 1/10%)                    Commitment
                  NationsBank, N.A.                        35%                        $35,000,000
                  AmSouth Bank                             25%                        $25,000,000
                  First Union National Bank                40%                        $40,000,000

                  TOTAL:                                  100%                       $100,000,000

         "Consolidated Entity" shall mean any Person whose accounts are consolidated with those of the Borrower in accordance with GAAP.

         "Debt Service" shall mean with respect to any period the debt service on the Commitment calculated using an implied rate equal to the 7-year Treasury constant maturity rate plus 1.75%, with a 25-year amortization period.

         "Debt Service Coverage Ratio" shall mean, as of any calculation date, the ratio of the NOI for all Negative Pledge Properties for the twelve calendar month period preceding the calculation date to Debt Service for the twelve calendar month period preceding the calculation date.

         "Default" shall mean any event, act or condition specified in Section
8.1 hereof which with any passage of time or giving of notice (or both) would constitute such event an Event of Default.

         "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the otherwise applicable rate of interest plus (b) two percent (2%).

         "EBITDA" shall mean the amount equal to the net earnings of the Borrower in a single fiscal year plus the sum for such year of (1) all federal and state income taxes payable by the Borrower plus (2) the total depreciation and amortization actually taken on the books and records of the Borrower with respect to all the tangible assets of the Borrower, and plus (3) all Interest on Indebtedness for Money Borrowed.

         "Environmental Laws" means all present and future federal, state and local laws, including the applicable rules and regulations promulgated thereunder, all judicial interpretations thereof, all judgments, decrees, order concessions, grants, franchises, agreements, and other governmental restrictions and rules of common law relating to the environment or to health or safety risks arising therefrom, including, without limitation, CERCLA, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the National Environmental Policy Act (42 U.S.C. ss. 4321 et seq.) and the Safe Drinking Water Act (42 U.S.C. ss. 300f-ss. 300j), as they may be amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

         "ERISA Affiliate" shall mean (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is the Borrower, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with the Borrower, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code
Section 414(m)) with the Borrower, or (d) any other entity required to be aggregated with the Borrower pursuant to regulations under Code Section 414(o).

         "Event of Default" shall mean any of the events specified in Section
8.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

         "Funds From Operations" shall mean net cash flow from operating activities (as determined by GAAP) before changes in accrued assets and liabilities (and shall not include a deduction for preferred stock dividends).

         "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles consistently applied.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty" or "Guaranteed," as applied to an obligation (each a "primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of such Person (the "primary obligor"), whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

         "Hazardous Materials" means any and all hazardous or toxic substances, pollutants, contaminants, petroleum and gas products, including (without limitation) solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal health and well-being, including (without limitation) crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas or synthetic gas usable for fuel, and including (without limitation) materials defined as hazardous wastes or substances under any of the Environmental Laws.

         "Indebtedness" shall mean, with respect to the Borrower or any of its Subsidiaries, (a) all items, except items of consolidated shareholders' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of the Borrower, (b) all reimbursement obligations with respect to outstanding letters of credit, and (c) all Guaranties of Indebtedness.

         "Indebtedness for Money Borrowed" shall mean, with respect to any specified Person, all money borrowed by such Person and Indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, all Indebtedness of such Person upon which interest charges are customarily paid, and all Indebtedness of such Person issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations, or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed.

         "Interest on Indebtedness for Money Borrowed" shall mean the total interest due and payable by Borrower and any of its Subsidiaries in any period with respect to, or as a result of, Indebtedness for Money Borrowed.

         "Interest Period" shall mean, (a) in connection with any Prime Rate Advance, the period beginning on the date such Advance is made and ending on (and shall include) the last day of the calendar month in which such Advance is made, provided, however, that if a Prime Rate Advance is made on the last day of any calendar month, it shall have an Interest Period ending on (and shall include) the last day of the following calendar month; and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) with respect to LIBOR Advances only, any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrower hereunder. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "Interest Rate Basis" shall mean the Prime Rate Basis, or the LIBOR Basis as appropriate.

         "Lender's Available Commitment" shall mean, as of any particular time, for any Bank, such Bank's portion of the lesser of (i) the Availability Restriction and (ii) the Commitment on such date (based on such Bank's Commitment Ratio).

         "LIBOR" shall mean, for any Interest Period, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term LIBOR shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR Advance" shall mean an Advance which the Borrower requests to be made as a LIBOR Advance or which is deemed to be a LIBOR Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $1,000,000.

         "LIBOR Basis" shall mean a simple per annum interest rate equal to the sum of (a) the quotient of (1) LIBOR divided by (2) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. If the LIBOR Basis as so calculated is not expressed as an even multiple of one sixteenth of one percent (1/16%), the LIBOR Basis shall be rounded upward to the nearest one-sixteenth of one percent (1/16%) and shall apply to Interest Periods of one
(1), two (2), three (3), six (6) and twelve (12) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage.

         "LIBOR Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Bank has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in the nature of any of the foregoing in respect of such property, whether or not choate, vested, or perfected.

         "Loan Documents" shall mean, without limitation, this Agreement, the Notes, the Swing Line Note, all legal opinions or reliance letters issued by counsel to the Borrower in connection herewith, all Requests for Advance, and all other documents, instruments, certificates and agreements executed or delivered in connection with or contemplated by this Agreement.

         "Loans" shall mean, collectively, amounts advanced by the Banks to the Borrower under the Commitment, not to exceed the Commitment, and evidenced by the Notes.

         "Majority Banks" shall mean, at any time, Banks the total of whose Commitment Ratios exceeds sixty-six and two-thirds percent (66-2/3%) of the Commitment Ratios of all Banks entitled to vote with respect thereto.

         "Materially Adverse Effect" shall mean a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations, or business prospects of the Borrower or upon the ability of the Borrower to perform any material obligations under this Agreement or any other Loan Documents; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, or several acts, omissions, situations, statuses, events, or undertakings.

         "Maturity Date" shall mean January 4, 2001, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise) or such later date as to which payment of the Loans may be extended in accordance with the terms hereof.

         "Moody's shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Necessary Authorizations" shall mean all authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any governmental or other regulatory authority whether federal, state, or local, and all agencies thereof necessary, appropriate or useful for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower and its Subsidiaries.

         "Negative Pledge Properties" shall mean those certain real properties owned by the Borrower or any Subsidiary Guarantor and, as of the Agreement Date, more particularly described on Schedule 1 attached hereto and shall (a) include any other properties which the Banks whose Commitment Ratios equal 100% of the total Commitment Ratios, in their sole discretion, permit to be designated as "Negative Pledge Properties" hereunder and (b) exclude any properties which the Borrower requests to have removed from the pool of Negative Pledge Properties.

         "Net Book Value" shall mean, for any asset of the Borrower or its Subsidiaries, the cost basis of such asset less the accumulated depreciation for such asset as set forth in the books and records of the Borrower, all determined in accordance with GAAP.

         "Net Proceeds" shall mean, with respect to any issuance by the Borrower of any common stock, the gross sales price for the securities being sold, net of
(a) amounts reserved, if any, for taxes payable with respect to the sale, (b) reasonable and customary transaction costs payable by the Borrower, (c) contingencies with respect to such sale appropriately reserved for by the Borrower, and (d) until actually received by the Borrower, any portion of the sales price held in escrow or paid in installments.

         "Net Worth" shall mean the sum of (1) consolidated shareholder's equity of the Borrower as calculated pursuant to GAAP plus (2) the total accumulated depreciation reflected on the consolidated balance sheet of Borrower with respect to all the tangible assets of the Borrower.

         "NOI" shall mean, for any Negative Pledge Property or Unencumbered Real Estate Assets, (a) the total gross income of such property less (b) the sum of
(i) all operating expenses of such property (which includes, without limitation, amortization of leasing fees) and (ii) capital expense and tenant improvement reserves in the amount of twenty cents ($.20) per square foot of building space, except that no such capital expense reserve shall be charged with respect to building space for which a Person other than the Borrower or its Subsidiaries has a contractual responsibility for structural repairs and replacements.

         "Nonrecourse" shall mean, with respect to Indebtedness of the Borrower or its Subsidiaries, Indebtedness for which the Borrower or such Subsidiary has no personal liability (other than to the extent of the property securing such Indebtedness) except under circumstances which are reasonable and customary in the commercial real estate lending industry.

         "Notes" shall mean those certain promissory notes in the aggregate principal amount of up to $100,000,000; one such note issued to each of the Banks by the Borrower, each one in substantially the form of Exhibit A attached hereto, any other promissory notes issued pursuant to this Agreement in respect of the Commitment, and any extensions, renewals or amendments to any of the foregoing.

         "Obligations" shall mean (a) all payment and performance obligations of the Borrower and all other obligors to the Banks, the Swing Line Lender and the Administrative Agent under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loans and the Swing Line Loans, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Banks, the Swing Line Lender and the Administrative Agent, or any of them, may suffer by reason of a breach by either the Borrower or any other obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document.

         "Overnight Federal Funds Rate" shall mean the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York.

         "Payment Date" shall mean the first Business Day of each calendar month.

         "Permitted Liens" shall mean, as applied to any specified Person:

                  (a) Any Lien in favor of the Administrative Agent or the Banks given to secure the Obligations;

                  (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale, or similar proceedings have been commenced with respect thereto and which remain unstayed for a period of thirty (30) days after their commencement;

                  (c) Liens of carriers, warehousemen, mechanics, laborers, and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

                  (e) Restrictions on the transfer of assets imposed by any agreement, or by any federal, state or local statute, regulation or ordinance applicable to such Person;

                  (f) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (g) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interests and mortgages or security interests subject to which such property is acquired (together with any renewal or other refinancing thereof), on any property or assets hereinafter acquired by such Person (hereafter referred to individually as a "Purchase Money Security Interest"); provided, however, that:

                           (i)      the transaction in which any Purchase Money
Security Interest is proposed to be created is not otherwise prohibited by this Agreement;

                           (ii)     any Purchase Money Security Interest shall
attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of such Person;

                           (iii)    the Indebtedness secured or covered by any
Purchase Money Security Interest shall not exceed the cost of the property or asset acquired; and

                           (iv)     the Indebtedness secured by Purchase Money
Security Interests shall be Nonrecourse to the Borrower or any of its Subsidiaries;

                  (h)      Liens of record on the Agreement Date as set forth on
Schedule 2 attached hereto;

                  (i)      Liens securing Indebtedness permitted under Section
7.1 hereof; and

                  (j) leases with respect to which Borrower (or any of its Subsidiaries) is the lessor with respect to real property owned by the Borrower or such Subsidiary and which are entered into by the Borrower or such Subsidiary in the ordinary course of its business.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA maintained by or contributed to by the Borrower or any ERISA Affiliate.

         "Prime Rate" shall mean, at any time, the fluctuating and floating rate per annum equal to the rate of interest announced by the Administrative Agent as its reference rate for the determination of interest rates for loans of varying maturities in U.S. Dollars to United States residents of varying degrees of creditworthiness and being quoted by the Administrative Agent as its "prime rate." The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of the Administrative Agent.

         "Prime Rate Advance" shall mean an Advance which the Borrower requests to be made as a Prime Rate Advance or is deemed to be a Prime Rate Advance in accordance with the provisions of Section 2.2 hereof. Prime Rate Advances may be in any amount designated by the Borrower, provided that such amount is a whole dollar amount.

         "Prime Rate Basis" shall mean a simple interest rate per annum equal to the Prime Rate. The Prime Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate to account for such change.

         "Property" shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, inventory or other asset owned, leased or operated by the Borrower or any of its Subsidiaries (including, without limitation, any surface water thereon or adjacent thereto and soil and groundwater thereunder).

         "REIT" shall mean a Real Estate Investment Trust (or REIT) as such term is defined in the Code.

         "Reportable Event" shall have the meaning set forth in Section 4043(b) of ERISA.

         "Request for Advance" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting an Advance hereunder which will increase the aggregate amount of the Loans outstanding and the Swing Line Loans outstanding, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit B-1 attached hereto. Each Request for Advance shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, (b) specify the amount of the Advance and the use of the proceeds thereof, (c) the type of the Advance, (d) with respect to LIBOR Advances, the Interest Period selected by the Borrower, (e) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default or an Event of Default, (f) state that all conditions precedent to the making of the Advance have been satisfied and (g) certify that the aggregate amount of the Swing Line Loans and the Loans, together with the requested Advance (or Swing Line Advance), does not exceed the Available Commitment.

         "Request for Swing Line Advance" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting a Swing Line Advance hereunder which will increase the aggregate amount of the Swing Line Loans outstanding, which certificate shall be denominated a "Request for Swing Line Advance," and shall be in substantially the form of Exhibit B-2 attached hereto. Each Request for Swing Line Advance shall, among other things, (a) specify the date of the Swing Line Advance, which shall be a Business Day, (b) specify the amount of the Swing Line Advance and certify that the use of the proceeds thereof will be in compliance with the terms of the Loan Agreement, (c) state that there shall not exist, on the date of the requested Swing Line Advance and after giving effect thereto, a Default or an Event of Default, (d) state that all conditions precedent to the making of the Swing Line Advance have been satisfied and (e) certify that the aggregate amount of the

Swing Line Loans and the Loans, together with the amount of the Swing Line Advance, does not exceed the Available Commitment and the Available Swing Line Commitment.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         "Senior Management" shall mean the Chairman and Chief Executive Officer, President and Chief Operating Officer and Executive Vice President and Chief Financial Officer of the Borrower.

         "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property (tangible or intangible) of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured will not be greater than the fair salable value of the assets of such Person at such time, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to prevailing practices in the industry in which such Person is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability.

         "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and
(b) any entity (other than a corporation or a partnership) which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

         "Subsidiary Guarantor" shall mean any Subsidiary of the Borrower which has issued a Guarantee, in substantially the form of Exhibit C attached hereto, with respect to the Obligations in favor of the Administrative Agent and the Lenders.

         "Swing Line Advance" or "Swing Line Advances" shall mean amounts advanced by the Swing Line Lender to the Borrower pursuant to Section 2.15 hereof on the occasion of any borrowing. Swing Line Advances may be in any amount designated by the Borrower, provided that such amount is a whole dollar amount.

         "Swing Line Commitment" shall mean the obligation of the Swing Line Lender to advance funds in the aggregate sum of up to $5,000,000 to the Borrower pursuant to the terms hereof.

         "Swing Line Lender" shall mean NationsBank, N.A.

         "Swing Line Loans" shall mean the aggregate principal amount of all Swing Line Advances.

         "Swing Line Note" shall mean that certain promissory note in the principal amount of $5,000,000 issued by the Borrower to the Swing Line Lender, substantially in the form of Exhibit D attached hereto, any other swing line note issued pursuant to this Agreement in respect of the Swing Line Commitment, and any extensions, renewals or amendments to any of the foregoing.

         "Total Assets" shall mean, as of any date, (a) the sum of (i) the undepreciated book value of all real estate assets of the Borrower on a consolidated basis and the percentage interest of the Borrower in the undepreciated book value of any other real estate assets owned by an Unconsolidated Entity plus (ii) the aggregate book value of all other assets of the Borrower on a consolidated basis and the percentage interest of the Borrower in the book value of any other assets owned by an Unconsolidated Entity, determined in accordance with GAAP, less (b) the book value of all intangible assets of the Borrower on a consolidated basis and the percentage interest of the Borrower in any intangible assets owned by an Unconsolidated Entity, determined in accordance with GAAP.

         "Total Liabilities" shall mean, as of any date, the sum of (a) all items shown as liabilities on the Borrower's consolidated balance sheet and shall include, without limitation, all contingent liabilities (including but not limited to Guaranties, deferred purchase price of property or services, and any pre-sale obligations relating to the purchase of any real or personal property) and all subordinated debt of the Borrower plus (b) the greater of (i) the Borrower's recourse interest in an Unconsolidated Entity's debt, or (ii) pro rata interest in all debt owed by an Unconsolidated Entity which is either recourse or non-recourse to the Borrower or Unconsolidated Entity, as applicable.

         "Total Secured Liabilities" shall mean, as of any date, Total Liabilities which are secured in any manner by any Lien on any real property.

         "Unconsolidated Entity" shall mean any Person in which the Borrower or any Subsidiary Guarantor, directly or indirectly, has an ownership interest, including, without limitation, any joint venture partnership in which the Borrower is a joint venture partner, whose financial results are not consolidated under GAAP with the financial results on the consolidated financial statements of the Borrower.

         "Unencumbered Real Estate Assets" shall mean the interest in real property (excluding raw land) which is owned by the Borrower or any Subsidiary Guarantor and which is not subject to any mortgage debt or security interests and shall include, without limitation, all Borrower held mortgage note receivables.

         "Unsecured Senior Debt" shall mean the sum of (a) the Obligations and
(b) Indebtedness for Money Borrowed of the type permitted under Section 7.1(h) hereof, exclusive of Indebtedness for Money Borrowed which is subordinated to the Obligations on terms satisfactory to the Majority Banks and Indebtedness for Money Borrowed which is secured by assets of the Borrower or any of its Subsidiaries.

         "Use" means use, ownership, development, construction, maintenance, management, operation or occupancy.

         "Value of Negative Pledge Property" shall mean, as of any calculation date, the aggregate sum of the NOI for all Negative Pledge Properties as of the last day of the most recently completed fiscal quarter (or fiscal year), for the twelve (12) consecutive months immediately preceding such last day of the most recently completed fiscal quarter (or fiscal year) capitalized at a rate of ten percent (10%).

         "Value of Unencumbered Real Estate Assets" shall mean, as of any calculation date, the sum of (a) the NOI for all Unencumbered Real Estate Assets (other than property held for sale and mortgage note receivables) as of the last day of the most recently completed fiscal quarter (or fiscal year), for the twelve (12) consecutive months immediately preceding such date capitalized at a rate of ten percent (10%), (b) the Net Book Value of property of the Borrower or any Subsidiary Guarantor held for sale, and (c) the carrying value (as set forth on the Borrower's most recent financial statement) of all mortgage note receivables held by the Borrower or any Subsidiary Guarantor.

         Each definition of an agreement in this Article 1 shall include such agreement as modified, amended, or supplemented from time to time with the prior written consent of the

Majority Banks, except as provided in Section 11.12 hereof, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of Georgia on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         All accounting terms used herein without definition shall be used as defined under GAAP.


                               ARTICLE 2 - Loans.

         Section 2.1       The Loans.

         (a) Loans by the Banks. Subject to the terms and conditions of this Agreement, the Banks agree, severally in accordance with their Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower, prior to the Maturity Date, amounts which in the aggregate at any one time outstanding do not exceed the Available Commitment.

         (b) Swing Line Loans by the Swing Line Lender. Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees upon the terms and subject to the conditions of this Agreement to lend and relend to the Borrower, prior to the Maturity Date, Swing Line Advances which in the aggregate at any one time outstanding do not exceed the Available Swing Line Commitment.

         Section 2.2       Manner of Borrowing and Disbursement.

                  (a) Choice of Interest Rate, Etc. Any Advance shall, at the option of the Borrower, be made as a Prime Rate Advance or a LIBOR Advance; provided, however, that (i) if the Borrower fails to give the Administrative Agent written notice specifying whether an Advance is to be repaid or reborrowed on the last day of the applicable Interest Period, such Advance shall be repaid and then reborrowed as a Prime Rate Advance on the last day of the applicable Interest Period and (ii) the Borrower may not select a LIBOR Advance if, at the time of such selection, a Default has occurred and is continuing. LIBOR Advances shall in all cases be subject to Section 2.3(e) and Article 10 hereof. Any notice given to the Administrative Agent in connection with a requested Advance hereunder or a requested adjustment of an Interest Rate Basis hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (Eastern time) on a Business Day in order for such Business Day to count toward the minimum number of Business Days required.

                  (b)      Prime Rate Advances.

                           (i)      Initial Advances. The Borrower, prior to
11:00 a.m. (Eastern Time) on the Business Day immediately preceding the date of the advance, shall give to the Administrative Agent in the case of Prime Rate Advances an irrevocable written notice in the form of a Request for Advance, or notice by telecopy followed immediately by a Request for Advance; provided, however, that the failure by the Borrower to confirm any notice by telecopy with a Request for Advance shall not invalidate any notice so given.

                           (ii)     Repayments and Interest Rate Adjustments.
Upon irrevocable prior written notice delivered to the Administrative Agent prior to 11:00 a.m. (Eastern Time) (A) on the day of payment under this subsection, the Borrower may repay a Prime Rate Advance without regard to its Payment Date, or (B) at least three (3) Business Days prior to the date of any Interest Rate Basis adjustment, the Borrower may request that the Administrative Agent reset the Interest Rate Basis to the LIBOR Basis for all or any portion of a Prime Rate Advance without regard to its Payment Date. The determination of any LIBOR Basis hereunder shall be made in accordance with Section 2.2(c) hereof. Upon the effective date of an Interest Rate Basis adjustment hereunder, that portion of the Prime Rate Advance so adjusted shall be treated for all purposes hereunder as a LIBOR Advance.

                  (c)      LIBOR Advances.

                           (i)      Initial Advances. The Borrower shall give
the Administrative Agent in the case of LIBOR Advances at least (A) three (3) Business Days irrevocable verbal notice, and (B) two (2) Business Days irrevocable written notice in the form of a Request for Advance, or notice by telecopy followed immediately by a Request for Advance; provided, however, that the failure of the Borrower to confirm any notice by telecopy with a Request for Advance shall not invalidate any notice so given. The Administrative Agent, whose determination shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall promptly notify the Administrative Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a LIBOR Basis and the Interest Period for such Advance or Borrower's decision not to borrow a LIBOR Advance or have the Interest Rate Basis adjusted, as the case may be.

                           (ii)     Repayments and Interest Rate Adjustment. At
least three (3) Business Days prior to the last day of the applicable Interest Period for a LIBOR Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of any LIBOR Advance outstanding on the last day of the applicable Interest Period (i) is to have the LIBOR Basis reset to a new LIBOR Basis for an additional period, (ii) is to have the LIBOR Basis reset to the Prime Rate Basis, or (iii) is to be repaid and not reborrowed. Upon the last day of the applicable Interest Period such LIBOR Advance will, subject to the provisions hereof, be so repaid or, as applicable, shall be treated for all purposes hereunder as a LIBOR Advance (having an Interest Period and LIBOR Basis selected in accordance with Section 2.2(c)(i) hereof) or a Prime Rate Advance.

                  (d) Notification of Banks. Upon receipt of a Request for Advance or notice by telephone or telecopy, the Administrative Agent shall promptly (and with respect to LIBOR Advances, not less than two (2) Business Days prior to the date of such Advance) notify each Bank by telephone or telecopy of the contents thereof and the amount of such Bank's portion of the applicable Advance. Each Bank shall, not later than 12:00 noon (Eastern time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of the applicable Advance in immediately available funds.

                  (e) Disbursement.

                           (i)      Prior to 2:00 p.m. (Eastern time) on the
date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in this Section 2.2 and in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Banks in immediately available funds by crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent or an affiliate of the Administrative Agent.

                           (ii)     Unless the Administrative Agent shall have
received notice from a Bank prior to the date of any Advance that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Advance, and so long as notice has been given as provided in Section 2.2 hereof, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, without any obligation hereunder to do so, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent for the first two (2) days that such amount is not repaid, at the Overnight Federal Funds Rate, and, thereafter, at the Overnight Federal Funds Rate plus four percent (4%).

                           (iii)    If such Bank shall repay to the
Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's portion of the applicable Advance for purposes of this Agreement. If such Bank does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower, and the Borrower shall pay such corresponding amount to the Administrative Agent, together with all interest accrued thereon and on the same terms and conditions that would have applied to such Advance had such Bank funded its portion thereof. The failure of any Bank to fund its portion of any Advance shall not relieve any other Bank of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Bank shall be responsible for any such failure of any other Bank.

                           (iv)     In the event that, at any time when the
Borrower is not in Default, a Bank for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Bank has funded its portion of such Advance, or all other Banks have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Bank shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) not be entitled to receive payments of principal, interest or fees from the Borrower in respect of such Advances which such Bank failed to make. The provisions of this Section 2.2(e) will not impact upon any remedies of the Borrower with respect to any Bank which fails to fund an Advance hereunder at a time when the Borrower is otherwise in compliance with this Agreement.


         Section 2.3       Interest.

                  (a) On Prime Rate Advances. Interest on each Prime Rate Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Prime Rate Basis for such Advance in arrears on each Payment Date. Interest on Prime Rate Advances then outstanding shall also be due and payable on the Maturity Date.

                  (b) On LIBOR Advances. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance in arrears on each Payment Date without regard to the duration of any Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

                  (c) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis or if for any reason (other than the gross negligence or willful misconduct of the Administrative Agent) a determination of a LIBOR Basis for any Advance is not timely concluded, the Prime Rate Basis shall apply to such Advance.

                  (d) Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Majority Banks shall have the option (but shall not be required to give prior notice thereof to the Borrower, to accelerate the maturity of the Loans, or to exercise any other rights or remedies hereunder in connection with the exercise of this right) to charge interest on the outstanding principal balance of the Loans at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earlier of DEMAND or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Majority Banks) of the applicable Event of Default, (ii) agreement by the Majority Banks to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

                  (e) LIBOR Advances. At no time may the number of outstanding LIBOR Advances exceed six (6).

         Section 2.4       Fees and Commissions.

                  (a)      Commitment Fee.  [Reserved]

                  (b) Utilization Fee. The Borrower agrees to pay to the Administrative Agent for the benefit of the Banks, in accordance with their respective Commitment Ratios, a utilization fee on the actual daily unborrowed amount which is (i) the lesser of (A) the Commitment and (B) the Availability Restriction minus (ii) the Loans and the Swing Line Loans then outstanding for each day from July 1, 1998 through the Maturity Date, at a rate of (X) twenty-five one-hundredths of one percent (.25%) per annum for each day that such unborrowed amounts are greater than or equal to fifty percent (50%) of the lesser of (1) the Commitment and (2) the Availability Restriction and (Y) fifteen one-hundredths of one percent (.15%) per annum for each day that such unborrowed amounts are less than fifty percent (50%) of the lesser of (1) the Commitment and (2) the Availability Restriction. Such utilization fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the first day of each calendar quarter, commencing on October 1, 1998 (for the period from and including July 1, 1998 through September 30, 1998), and if then unpaid, on the Maturity Date, and shall be fully earned when due and nonrefundable when paid.

                  (c) Extension Fee. The Borrower agrees to pay to the Administrative Agent for the benefit of the Banks, in accordance with their respective Commitment Ratios, an extension fee in the amount of one-eighth of one percent (1/8%) times the Commitment. Such extension fee shall be due and payable on the effective date of any extension granted hereunder and shall be fully earned when due and non-refundable when paid.

                  (d) Late Payment Charge. If the Borrower fails to make any payment of principal, interest or fees hereunder as and when due, the Borrower shall pay to the Administrative Agent for the ratable benefit of the Banks or the Swing Line Lender, as the case may be, a late charge in an amount equal to four percent (4%) of the amount of such delinquent payment.

         Section 2.5 Reduction of Commitment. The Borrower shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Commitment, on a pro rata basis among the Banks, provided that any such partial reduction shall be made in an amount not less than $10,000,000 and in integral multiples of not less than $1,000,000. As of the date of cancellation or reduction set forth in such notice, the Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall, subject to Section 2.11 hereof, pay to the Administrative Agent for the account of the Banks the amount necessary to reduce the principal amount of the Loans then outstanding under the Commitment to not more than the amount of the Commitment as so reduced, and, if such amount is a payment in full of the Loans, together with accrued interest on the amount so prepaid.

         Section 2.6 Prepayment. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Day's prior written notice to the Administrative Agent, provided that the Borrower, in the event of prepayment for any reason, shall reimburse the Banks and the Administrative Agent, on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Banks or the Administrative Agent in connection with such prepayment, as set forth in Section 2.11. Any notice of prepayment shall be irrevocable and all amounts prepaid on the Loans shall be applied first to interest and fees and other amounts due and payable hereunder, and then to principal. Partial prepayments of LIBOR Advances shall be in a principal amount of not less than $100,000 and in an integral multiple of $100,000.

         Section 2.7       Repayment.

                  (a) Loans Exceeding Commitment. If, at any time, the aggregate amount of the Loans and the Swing Line Loans then outstanding shall exceed the lesser of (i) the Commitment and (ii) the Availability Restriction, the Borrower shall make a repayment of the principal amount of the Loans and the Swing Line Loans in an amount equal to such excess (which payment shall be applied first to the Swing Line Loans then outstanding). If, at any time, the aggregate amount of the Swing Line Loans then outstanding shall exceed the lesser of (x) the Swing Line Commitment and (y) the Lender's Available Commitment for the Swing Line Lender minus the Bank Loans Outstanding for the Swing Line Lender, the Borrower shall make a repayment of the principal amount of the Swing Line Loans in an amount equal to such excess (which repayment may, in accordance with the terms hereof, be by way of an Advance in accordance with
Section 2.15 hereof).

                  (b) Maturity. In addition to the foregoing, a final payment of all Obligations then outstanding shall be due and payable on the Maturity Date.

         Section 2.8       Notes; Loan Accounts.

                  (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One of the Notes shall be payable to the order of each Bank in accordance with the respective Commitment Ratio of the Bank. The Notes shall be issued by the Borrower to each of the Banks and shall be duly executed and delivered by Authorized Signatories.

                  (b) Each Bank may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon. Each Bank which opens such loan account or accounts shall debit the applicable loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on the Loans. The records of each Bank with respect to the accounts maintained by it shall be prima facie evidence of the Loans and accrued interest thereon, but the failure to maintain such records shall not impair the obligation of the Borrower to repay Indebtedness hereunder.

                  (c) Each Advance from the Banks under this Agreement shall be made pro rata on the basis of their respective Commitment Ratios.

         Section 2.9       Manner of Payment.

                  (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on its Loans, fees, and any other amount owed to the Banks or the Administrative Agent under this Agreement, the Notes, or the other Loan Documents shall be made not later than 12:00 noon (Eastern time) on the date specified for payment under this Agreement or such other Loan Document to the Administrative Agent to an account designated by the Administrative Agent, for the account of the Banks or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 12:00 noon (Eastern time) shall be deemed received on the next Business Day for purposes of interest accrual. In the case of a payment for the account of a Bank, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Bank. In the event that the Administrative Agent does not promptly distribute such amounts, the Administrative Agent shall pay interest on such amounts to the Banks at the Overnight Federal Funds Rate until such amounts are distributed. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Banks accordingly and the Administrative Agent shall not be obligated to make any distributions under this Section 2.9.

                  (b) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

                  (c) The Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever.

                  (d) If the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to the Administrative Agent or any Bank hereunder, under any Note or under any other Loan Document:
(i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(d)), the Administrative Agent or such Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made;
(ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and (iii) the Borrower shall provide the Administrative Agent or such Bank, as applicable, with evidence satisfactory to the Administrative Agent or such Bank, as applicable, that such deducted amounts have been paid to the relevant taxing authority. Before making any such deductions, such Bank shall designate a different lending office and shall take such alternative courses of action if such designation or alternative courses of action will avoid the need for such deductions and will not in the good faith judgment of such Bank be otherwise disadvantageous to such Bank.

         Section 2.10 Application of Payments. Payments made to the Administrative Agent, the Swing Line Lender or the Banks, or any of them, or otherwise received by the Administrative Agent, the Swing Line Lender or the Banks, or any of them (from realization on collateral for the Obligations or otherwise), shall be distributed (subject to Section 2.2(e) hereof) as follows:
First, to the costs and expenses, if any, incurred by the Administrative Agent, the Swing Line Lender or the Banks, or any of them, to the extent permitted by
Section 11.2 hereof in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; Second, pro rata among the Administrative Agent, the Swing Line Lender and the Banks based on the total amount of fees then due and payable hereunder or under any other Loan Document and to any other fees and commissions then due and payable by the Borrower to the Banks, the Swing Line Lender and the Administrative Agent under this Agreement or any Loan Document; Third, to any unpaid interest of the Borrower which may have accrued (i) first on the Swing Line Loans and (ii) thereafter on the Loans, pro rata among the Banks based on the outstanding principal amount of the Loans of the Borrower outstanding immediately prior to such payment; Fourth, to the Swing Line Lender, to any unpaid principal of the Swing Line Loans then outstanding; Fifth, pro rata among the Banks based on the outstanding principal amount of the Loans of the Borrower outstanding immediately prior to such payment, to any unpaid principal of the Loans; Sixth, to any other Obligations not otherwise referred to in this Section
2.10 until all such Obligations are paid in full; Seventh, to damages incurred by the Administrative Agent, the Swing Line Lender or the Banks, or any of them, by reason of any breach hereof or of any other Loan Documents; and Eighth, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law. If any Bank shall obtain any payment (whether involuntary or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans then outstanding and such Bank's share of any expenses, fees and other items due and payable to it hereunder, such Bank shall forthwith purchase a participation in the Loans from the other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably based on the Commitment Ratios with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation so long as the Borrower's Obligations are not increased. If the Swing Line Lender shall obtain any payment (whether involuntary or otherwise) on account of the Swing Line Loans made by it in excess of the Swing Line Loans then outstanding and the Swing Line Lender's share of any expenses, fees and other items due and payable to it hereunder, the Swing Line Lender shall forthwith return such excess payment to the Administrative Agent for distribution among the Banks based on the provisions of this Section.

         Section 2.11      Reimbursement.

                  (a) Whenever any Bank shall sustain or incur any losses or out-of-pocket expenses in connection with the repayment of a LIBOR Advance prior to the end of the Interest Period for such Advance or failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the election of the Borrower not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), the Borrower agrees to pay to such Bank, upon the earlier of such Bank's demand or the Maturity Date, an amount sufficient to compensate such Bank for all such losses. The amount of such losses, absent manifest error, shall be binding and conclusive. Upon request of the Borrower, such Bank shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

                  (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, any lost profit of any Bank or any participant of such Bank over the remainder of the Interest Period for such prepaid Advance.

         Section 2.12 Capital Adequacy. If after the date hereof, any Bank or the Swing Line Lender shall have determined that the adoption of any Applicable Law regulating United States banks and regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency of the U.S. charged with the interpretation or administration thereof, or compliance by the Bank or the Swing Line Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's or the Swing Line Lender's capital as a consequence of its obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Swing Line Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Bank's or the Swing Line Lender's capital was fully utilized prior to such adoption, change or compliance) by a material amount, then, upon the earlier of demand by such Bank or the Swing Line Lender or the Maturity Date, the Borrower agrees to pay immediately to such Bank or the Swing Line Lender, as the case may be, such additional amounts as shall be sufficient to compensate such Bank or the Swing Line Lender for such reduced return beginning as of the date of written notice to the Borrower described above, together with interest on such amount from the fourth (4th) day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. A certificate of such Bank or the Swing Line Lender, as the case may be, setting forth the amount to be paid to such Bank or the Swing Line Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive. Each Bank and the Swing Line Lender agree that if any amount or any portion of any amount described in this Section is subsequently recovered by such Bank or the Swing Line Lender, such Bank and the Swing Line Lender, as the case may be, shall promptly reimburse the Borrower to the extent of the amount so recovered. A certificate of such Bank or the Swing Line Lender, as the case may be, setting forth the amount of such recovery and the basis therefor shall be provided to the Borrower.

         Section 2.13 Bank Tax Forms. On or prior to the Agreement Date and on or prior to the first Business Day of each calendar year thereafter, each Bank which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with properly executed originals of Forms 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and each such Bank shall provide properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes or (ii) that all payments to be made to such Bank hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Bank agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.

         Section 2.14 Extension of the Maturity Date. Not later than June 30th of each year, the Borrower may request that the Administrative Agent, the Swing Line Lender and the Banks extend the Maturity Date for an additional twelve (12) month period beyond the existing Maturity Date. Any decision to extend the Maturity Date shall be in the sole and absolute discretion of the Administrative Agent, the Swing Line Lender and the Banks and shall be evidenced in a writing executed by each of them, as appropriate. The failure of any such Person to respond to a request for such extension within sixty (60) days of such request shall be presumed to be a decision not to so extend the Maturity Date. Upon any agreement by the Administrative Agent and all of the Banks to extend the Maturity Date as described in this Section, the term "Maturity Date" set forth in Article 1 hereof shall thereafter be the anniversary of the Maturity Date previously in effect hereunder (or such earlier date as payment of the Loans shall be due, whether by acceleration or otherwise). Any such extension granted hereunder shall be conditioned upon the receipt by the Banks of the Extension Fee referenced in Section 2.4(c) hereof. Extension of the Maturity Date with respect to the Swing Line Loans shall be at the sole and absolute discretion of the Swing Line Lender and shall be evidenced in a writing as described above in this
Section 2.14.

         Section 2.15      Swing Line Loans.

                  (a) Swing Line Advances. The Borrower, prior to 12:00 p.m. (noon) (Eastern time) on the Business Day of funding any Swing Line Advance, shall give to the Swing Line Lender an irrevocable written notice in the form of a Request for Swing Line Advance, or notice by telecopy followed immediately by a Request for Swing Line Advance; provided, however, that the failure by the Borrower to confirm any notice by telecopy with a Request for Swing Line Advance shall not invalidate any notice so given; provided further that in no case will the Swing Line Lender be required to fund such Request for Swing Line Advance under the Swing Line Commitment if such funding would increase the aggregate Swing Line Loans to an amount in excess of the Available Swing Line Commitment or if aggregate amounts of all Loans and Swing Line Loans outstanding exceed the lesser of the Commitment or the Availability Restriction.

                  (b)      Prepayment and Repayment.

                           (i)      Upon irrevocable prior written notice
delivered to the Swing Line Lender prior to 12:00 p.m. (noon) (Eastern time) on the day of payment under this Section, the Borrower may repay a Swing Line Advance. In addition, upon demand of the Swing Line Lender, if such demand is delivered prior to 11:00 a.m. (Eastern time) on a Business Day, the Borrower shall on the following Business Day make a repayment of the Swing Line Loans then outstanding in the amount so requested by the Swing Line Lender; provided, however, that if such demand is delivered to the Borrower at or after 11:00 a.m. (Eastern time) on a Business Day, the Borrower shall on the second Business Day following receipt of such demand make such repayment. In order to facilitate repayment of the Swing Line Loans, the Borrower hereby irrevocably requests the Banks, and the Banks hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the time of requests for, and the repayment of Advances hereunder and in Article 3 hereof with respect to conditions precedent to Advances hereunder), with respect to Swing Line Loans outstanding, upon request of the Swing Line Lender or the Borrower (including without limitation after any Default or Event of Default, but prior to the occurrence of an event described in clauses (g) or (h) of
Section 8.1 hereof), to make an Advance to the Borrower in the amount of such outstandings, and to pay the proceeds of such Advance directly to the Administrative Agent to reimburse the Swing Line Lender for the amount of the Swing Line Loans then outstanding. Each Bank shall pay its share of such Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof and its Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an event described in clauses (g) or (h) of Section 8.1 hereof) then exists or would be caused thereby. If at any time that the Swing Line Loans are outstanding, any of the events described in clauses (g) or (h) of Section 8.1 hereof shall have occurred and be continuing, then each Bank shall, automatically upon the occurrence of any such event and without any action on the part of the Swing Line Lender, the Borrower, the Administrative Agent or the Banks, be deemed to have purchased an undivided participation in the then outstanding principal amount of the Swing Line Loans then outstanding in an amount equal to such Bank's Commitment Ratio, and each Bank shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent for the account of the Swing Line Lender, in immediately available funds, the amount of such Bank's participation (and the Swing Line Lender shall deliver to such Bank a written confirmation of such loan participation dated the date of the occurrence of such event and in the amount of such Bank's Commitment Ratio).

                           (ii)     If any payment under this Agreement or the
Swing Line Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

                           (iii)    The Borrower agrees to pay principal,
interest, fees, and all other amounts due hereunder or under the Swing Line Note without set-off or counterclaim or any deduction whatsoever.

                           (iv)     If the Borrower is required by Applicable
Law to deduct any taxes from or in respect of any sum payable to the Swing Line Lender hereunder, under the Swing Line Note or under any other Loan Document:
(i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15(e)), the Swing Line Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and (iii) the Borrower shall provide the Swing Line Lender with evidence satisfactory to the Swing

Line Lender that such deducted amounts have been paid to the relevant taxing authority. Before making any such deductions, the Swing Line Lender shall designate a different lending office and shall take such alternative courses of action if such designation or alternative courses of action will avoid the need for such deductions and will not in the good faith judgment of the Swing Line Lender be otherwise disadvantageous to the Swing Line Lender.

         (c) Interest and Payments on Swing Line Advances. Interest on each Swing Line Advance shall be computed in the same manner and shall be payable on the same terms as interest on each Prime Rate Advance; provided, however, that Swing Line Advances may be repaid without notice (and payments received after 12:00 noon eastern time will be deemed received on the next Business Day).

         (d) Amendment to Section 2.15. Notwithstanding anything to the contrary contained herein, the parties hereto hereby agree that the provisions of this Section 2.15 may be modified or waived only by a writing signed by the Borrower, the Administrative Agent and the Swing Line Lender and that the terms "Swing Line Commitment" and "Available Swing Line Commitment" may only be modified or amended by a writing signed by the Borrower, the Swing Line Lender and the Majority Banks.


                        ARTICLE 3 - Conditions Precedent.

         Section 3.1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the prior fulfillment of each of the following conditions:

         (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Banks:

                  (i)      duly executed Notes;

                  (ii) the loan certificate of the Borrower, including a certificate of incumbency with respect to each Authorized Signatory of the Borrower, which shall be in substantially the form attached hereto as Exhibit F hereto, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the Certificate or Articles of Incorporation of the Borrower, certified to be true, complete and correct by the appropriate Secretary of State, (B) a true, complete and correct copy of the By-Laws of the Borrower, as in effect on the date hereof, (C) a true, complete and correct copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement and the other Loan Documents to which it is party and (D) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state of incorporation of the Borrower and for each state in which the Borrower is qualified to do business;

                           (iii)    receipt by the Administrative Agent and the
Banks of all appropriate fees to be paid to them by the Borrower on or prior to the Agreement Date;

                           (iv)     any required consents to the closing of this
Agreement or to the execution, delivery and performance of this Agreement and the other Loan Documents, each of which shall be in form and substance satisfactory to the Administrative Agent and the Banks;

                           (v)      pay off letters and duly executed UCC-3
releases and other forms of satisfaction terminating any Liens (other than Permitted Liens), if any, on the Negative Pledge Properties; and

                           (vi)     all such other documents as the
Administrative Agent may reasonably request, certified by an appropriate governmental official or Authorized Signatory if so requested.

                  (b) The Administrative Agent shall have received evidence satisfactory to it that all material Necessary Authorizations, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Administrative Agent shall have received a certificate of an Authorized Signatory so stating.

                  (c) The Borrower shall certify to the Administrative Agent and the Banks that each of the representations and warranties in Article 4 hereof are true and correct in all material respects as of the Agreement Date and that no Default then exists or is continuing.

         Section 3.2 Conditions Precedent to Each Advance. The obligation of each Bank to make each Advance, including the initial Advance hereunder, and the Swing Line Lender to make a Swing Line Advance is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance or Swing Line Advance:

                  (a) All of the representations and warranties of the Borrower under this Agreement, which, in accordance with Section 4.2 hereof, are made at and as of the time of the Advance or Swing Line Advance, as the case may be, shall be true and correct in all



                                      -32
material respects at such time, both before and after giving effect to the application of the proceeds of the Advance or the Swing Line Advance;

                  (b) The incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificate of the Borrower delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Banks and, in the case of a Swing Line Advance, to the Swing Line Lender;

                  (c) There shall not exist, on the date of the making of the Advance or the Swing Line Advance, as the case may be, and after giving effect thereto, a Default or an Event of Default hereunder, and the Administrative Agent shall have received a Request for Advance so certifying; and

                  (d) The Administrative Agent shall have received all such other certificates, reports, statements, opinions of counsel or other documents as they may reasonably request.


                   ARTICLE 4 - Representations and Warranties.

         Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents, and warrants that:

                  (a) Organization; Ownership; Power; Qualification; Capitalization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Each of the Borrower and each of its Subsidiaries has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and each of its Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

                  (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications:
(i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

                  (c) Subsidiaries. The Borrower has no Subsidiaries except for IRT Management Company, a Georgia corporation; VW Mall, Inc., a Georgia corporation; IRT Capital Corporation, a Georgia corporation; IRT Alabama, Inc., an Alabama corporation; and IRT Partners L.P., a Georgia limited partnership.

                  (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and each of the other Loan Documents to which it is party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law respecting the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws, as amended, of the Borrower or any of its Subsidiaries, or under any indenture, agreement, or other instrument to which the Borrower or any of its Subsidiaries is a party or by which its properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries except Permitted Liens.

                  (e) Business. The Borrower and its Subsidiaries are engaged primarily in the business of acquiring, managing and selling interests in real property.

                  (f) Compliance with Law. The Borrower and each of its Subsidiaries are in compliance with all Applicable Laws, the non-compliance with which would have a Materially Adverse Effect.

                  (g) Necessary Authorizations. No approval or consent of, or filing or registration with, any federal, state or local commission or other regulatory authority is required in connection with the execution, delivery and performance by the Borrower of this Agreement, the Notes, and the other Loan Documents to which it is a party. All such described action required to be taken as a condition to the execution and delivery of this Agreement, the Notes and other Loan Documents to which the Borrower is a party has been duly taken by all such commissions and authorities or other Persons, as the case may be, and all such action required to be taken as a condition to the initial Advance hereunder has been or will be duly taken prior to such initial Advance.

                  (h) Title to Properties. The Borrower and each of its Subsidiaries have good, marketable, and legal title to, or a valid leasehold interest in, all of their respective material tangible properties, including, without limitation, the Negative Pledge Properties, and assets free and clear of all Liens, except Permitted Liens.

                  (i) Collective Bargaining. There are no collective bargaining agreements between the Borrower or any of its Subsidiaries and any trade or labor union or other employee collective bargaining agent.

                  (j) Litigation. There is no material action, suit, proceeding or investigation pending against, or, to the best knowledge of the Borrower or any of its Subsidiaries threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or any of their properties in any court or before any arbitrator of any kind or before or by any governmental body, and no such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) could, if determined adversely to any such Person, have a Materially Adverse Effect.

                  (k) Taxes. All federal, state and other tax returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed and all Federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower and each of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such tax (x) the payment of which the Borrower or its Subsidiary is diligently contesting in good faith by appropriate proceedings,
(y) for which adequate reserves have been provided on the books of the Borrower and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower in respect of taxes are, in the judgment of the Borrower adequate.

                  (l) Consolidated Financial Statements. The Borrower has furnished or caused to be furnished to the Administrative Agent copies of the balance sheets and statements of income for the Borrower for the most recently-ended fiscal year for which consolidated financial statements are available and for the quarter ended June 30, 1998, which are complete and correct in all material respects and present fairly the financial position of the Borrower on and as at such dates and the results of operations for the periods then ended. The Borrower has no material liabilities, contingent or otherwise, other than as disclosed in the consolidated financial statements referred to in the preceding sentence, and there are no material unrealized losses of the Borrower and no material anticipated losses of the Borrower other than those which have been previously disclosed in writing to the Banks and identified to the Banks as such.

                  (m) No Adverse Change. Since December 31, 1997, there has occurred no event which could reasonably be expected to have or which has had a Materially Adverse Effect.

                  (n) ERISA. Each of the Borrower and its ERISA Affiliates and each of their respective Plans are in substantial compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower and each of its ERISA Affiliates have complied with all requirements of ERISA Sections 601 through 608 and Code
Section 4980B in all material respects. The Borrower has not incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under the plan upon termination. No Reportable Event has occurred and is continuing with respect to any Plan. No Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA, or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to a material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan.

                  (o) Patents, Trademarks, etc. The Borrower and each of its Subsidiaries own, possess or have the right to use all licenses and rights to all patents, trademarks, trademark rights, trade names, trade name rights, service marks, and copyrights, and rights with respect thereto, necessary to conduct its business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person, and in each case, with respect to patents, trademarks, trademark rights, trade names, trade name and copyrights and licenses with respect thereto owned by the Borrower and each of its Subsidiaries, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. All such licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, the Borrower and each of its Subsidiaries is in full compliance in all material respects with all of the provisions thereof. No such patent, trademark, trademark rights, trade names, trade name rights, service marks, copyrights or licenses is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation. Neither the Borrower nor any of its Subsidiaries owns any registered copyrights or patents and the Borrower's and its Subsidiaries' businesses are not subject to any license (other than general business licenses and permits).

                  (p) Casualties; Taking of Properties, etc. Since the date of the most recent financial statements provided to the Administrative Agent and the Banks by the Borrower, neither the business nor the properties of the Borrower or any of its Subsidiaries have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy which are not subject to a claim for reimbursement of insurance.

                  (q) Accuracy and Completeness of Information. None of the financial statements or any written statements delivered to the Administrative Agent or the Banks pursuant to this Agreement contains, as at the date of delivery thereof, any untrue statement of material fact nor do such financial statements, and such written statements, taken as a whole, omit to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect.

                  (r) Compliance with Regulations U, and X. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of its Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). Notwithstanding the foregoing, the Borrower may extend credit from time to time to purchase shares of its common stock in connection with its incentive and benefit plans. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations U, and X. Neither the Borrower nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by a Bank, the Borrower will furnish such Bank with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 or G-3 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to such Bank. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation U, or X of said Board of Governors.

                  (s) Solvency. The Borrower is, and after giving effect to the transactions contemplated hereby and by the Loan Documents will be, Solvent.

                  (t) Broker's or Finder's Commissions. No broker's or finder's fee or commission will be payable with respect to the issuance of the Notes, and no other similar fees or commissions will be payable by the Borrower for any other services rendered to the Borrower ancillary to the transactions contemplated herein.

                  (u) Qualification as a REIT. The Borrower has, and after giving effect to the transactions contemplated herein, will have conducted its business in a manner designed to qualify (and to remain qualified) as an REIT.

                  (v) Name of Borrower. The Borrower has not changed its name within the preceding five (5) years from the Agreement Date, nor has the Borrower transacted business under any name or tradename during the preceding five (5) years from the Agreement Date other than under the names of its shopping center properties.

                  (w) Investment Company Act. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

                  (x) Absence of Default. The Borrower and each of its Subsidiaries are in compliance with all of the provisions of its certificate or articles of incorporation and by-laws and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument, or any judgment, decree or final order to which any such Person is a party or by which any such Person or any of its properties may be bound or affected.

                  (y) Payment of Wages. The Borrower and each of its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, and the Borrower and each Subsidiary have paid all minimum and overtime wages required by law to be paid to its employees.

                  (z)      Environmental Matters. Except as set forth in
Schedule 3 attached hereto:

                           (i)      To the best knowledge of the Borrower, each
Negative Pledge Property is free from Hazardous Materials the presence of which would materially impair the value of Negative Pledge Property, and the Borrower and the Negative Pledge Properties are in compliance in all material respects with all Environmental Laws. The Borrower is not aware that any Hazardous Materials have ever been stored, treated or disposed of on any Negative Pledge Property in violation of any Environmental Laws.

                           (ii)     To the best knowledge of the Borrower, there
are no surface impoundments, lagoons, piles, landfills, injection wells, underground storage areas or other man-made facilities on any Negative Pledge Property which have accommodated Hazardous Materials, and neither the Borrower nor, to the best of Borrower's knowledge, any third party has dumped, discharged, buried or otherwise placed Hazardous Materials on any Negative Pledge Property including the soil, surface water and ground water thereof.

                           (iii)    To the best knowledge of the Borrower, there
are no buried, partially buried or above-ground tanks, storage vessels, drums or containers located on any Negative Pledge Property in violation of any Environmental Laws. To the best knowledge of the Borrower, there is no evidence of leachings, spillage or accidental release of Hazardous Materials onto or into any Negative Pledge Property.

                           (iv)     All necessary environmental permits or
licenses required of the Borrower related to any Negative Pledge Property of the improvements thereon have been obtained and are currently in full force and effect.

                           (v)      The Borrower has not received and is not
aware of any warning notice, notice of violation, administrative complaint, judicial complaint or other formal or informal notice alleging that conditions on any Negative Pledge Property are in violation of any of the Environmental Laws.

                           (vi)     The Borrower has not received, and is not
aware of, and to the best of the Borrower's knowledge, no previous owner of any Negative Pledge Property has received, any summons, citation, notice, letter or other communication, written or oral, from any federal or state environmental agency or other public agency concerning intentional or unintentional actions or omissions on the part of the Borrower or any previous owner of any Negative Pledge Property which resulted or allegedly resulted in the release of Hazardous Materials onto or into the soil, surface water or ground water of any Negative Pledge Property.

                           (vii)    To the best of the Borrower's knowledge,
there has been no treatment, storage, disposal, discharge or other type of release of Hazardous Materials on land adjacent or near to any Negative Pledge Property which has contaminated any Negative Pledge Property or the surface or ground water flowing to any Negative Pledge Property.

                  (aa) Year 2000 Compliance. The Borrower (i) has initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) is developing a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) will implement that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Materially Adverse Effect.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and the date of each Advance hereunder, except to the extent previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Banks and the Administrative Agent, any investigation or inquiry by any Bank or the Administrative Agent, or the making of any Advance under this Agreement.

                         ARTICLE 5 - General Covenants.

         So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Banks shall otherwise consent in writing:

         Section 5.1 Preservation of Existence and Similar Matters. The Borrower will and will cause each of its Subsidiaries to:

                  (a) preserve and maintain its existence, rights, franchises, licenses and privileges in the state of its incorporation, and each state wherein the Negative Pledge Property lies or shall lie,

                  (b) maintain the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and

                  (c) qualify and remain qualified, in good standing, and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, including without limitation, each jurisdiction wherein the Negative Pledge Property lies or shall lie.

         The Borrower and each of its Subsidiaries shall at all times comply with all of the provisions of its certificate or articles of incorporation and bylaws or partnership agreement, as the case may be.

         Section 5.2 Business: Compliance with Applicable Law. The Borrower will and will cause each of its Subsidiaries to (a) engage primarily in the business of acquiring, managing and selling interests in real property, and
(b) comply with the requirements of Applicable Law, including, without limitation, Environmental Laws.

         Section 5.3 Maintenance of Properties. The Borrower will and will cause each of its Subsidiaries to maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all of its Property (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto. The Borrower will and will cause each of its Subsidiaries to maintain good, legal and marketable title to, or a valid leasehold interest in, all of the Negative Pledge Property except to the extent sold or otherwise disposed of in accordance herewith.

         Section 5.4 Accounting Methods and Financial Records. The Borrower will maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles and keep accurate and complete records of each Borrower's respective properties and assets. The Borrower shall maintain a fiscal year ending on December 31.

         Section 5.5 Insurance. The Borrower will and will cause each of its Subsidiaries to maintain the following policies of insurance:

                  (a) Insurance against loss or damage to all improvements located on each Negative Pledge Property by fire and any of the risks covered by insurance of the type now known as "fire and extended coverage," in an amount not less than the full replacement cost of such improvements, and including coverage for debris removal (exclusive of the cost of excavations, foundations, and footings below the lowest basement floor), and with not more than $10,000 deductible from the loss payable for any casualty other than windstorms, for which the deductible may change from time to time in accordance with customary insurance industry adjustments for such a casualty (which policy of insurance shall contain the "Replacement Cost Endorsement");

                  (b) If requested by the Administrative Agent, business interruption insurance and/or loss of "rental value" insurance in such amounts as are satisfactory to the Administrative Agent;

                  (c) Comprehensive public liability insurance (including coverage for elevators and escalators, if any, on each Negative Pledge Property and completed operations coverage for two years after construction of the improvements on such Negative Pledge Property has been completed) on an "occurrence basis" against claims for "personal injury" including, without limitation, bodily injury, death or property damage occurring on, in or about each Negative Pledge Property and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that which is reasonable and customary for similar projects with respect to personal injury or death to any one or more persons or damage to each Negative Pledge Property;

                  (d) Boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning, elevator and escalator equipment, provided such Negative Pledge Property contains equipment of such nature, and insurance against loss of occupancy or use arising from breakdown of any of the items referred to in this subparagraph, in such amounts which are reasonable and customary for similar projects;

                  (e) Insurance against loss or damage to personal property by fire and other risks covered by insurance of the type now known as "fire and extended coverage"; and

                  (f) Such other insurance, in such amounts, as may from time to time be reasonably required by the Administrative Agent against the same or other hazards.

         Section 5.6 Payment of Taxes and Claims. The Borrower will and will cause each of its Subsidiaries to pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by it or imposed upon it or its income or profits or upon any Property prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of the Negative Pledge Property; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings have been commenced. The Borrower will and will cause each of its Subsidiaries to timely file all returns required by Federal, state or local tax authorities. The Borrower will maintain adequate charges, accruals and reserves on its books in respect of taxes.

         Section 5.7 Visits and Inspections. The Borrower will permit representatives of the Administrative Agent and each Bank to (a) visit and inspect the Negative Pledge Properties or the Borrower's principal place of business at all reasonable times, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers its businesses, assets, liabilities, financial positions, results of operations, and business prospects.

         Section 5.8 Payment of Indebtedness; Loans. Subject to any provisions herein, referred to herein, or in any other Loan Document regarding subordination, the Borrower will and will cause each of its Subsidiaries to pay any and all of its Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith.

         Section 5.9 Use of Proceeds. The Borrower will use the proceeds of the Loans and the Swing Line Loans solely for (a) property acquisitions, (b) rehabilitation of existing retail centers, (c) general business purposes and (d) new property development.

         Section 5.10 ERISA. The Borrower shall (a) notify the Banks as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any such Plan which the Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and (b) furnish to the Banks, promptly upon the Banks' request therefor, such additional information concerning any such Plan as may be reasonably requested by the Banks.

         Section 5.11 Indemnity. The Borrower will indemnify and hold harmless each Bank, the Swing Line Lender and the Administrative Agent, and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and demands by any party, (a) resulting from any breach by the Borrower of any representation or warranty made hereunder, or (b) arising out of (i) the Commitment and the Swing Line Commitment or the making or administration of the Loans and the Swing Line Loans, or (ii) allegations of any participation by the Banks, the Swing Line Lender or the Administrative Agent, or any of them, in the affairs of the Borrower or allegations that the Banks, the Swing Line Lender or the Administrative Agent, or any of them, has any joint liability of the Borrower for any reason whatsoever; unless, in any case referred to above, the Person seeking indemnification hereunder is determined in such case to have acted or failed to act with gross negligence or willful misconduct by a non-appealable judicial order. The provisions of this Section shall survive the termination of this Agreement.

         Section 5.12 Payment of Wages. The Borrower shall and shall cause each of its Subsidiaries to at all times use its best efforts to comply with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

         Section 5.13 Accuracy and Completeness of Information. All information, reports, prospectuses, notices and other papers and data relating to the Borrower and furnished by or on behalf of the Borrower, to the Banks or the Administrative Agent, or any of them, shall be, at the time furnished, complete and correct in all material respects to the extent necessary to give the Banks and the Administrative Agent true and accurate knowledge of the subject matter.

         Section 5.14 Compliance with Environmental Laws. The Borrower shall and shall cause each of its Subsidiaries to at all times comply in all material respects with all applicable Environmental Laws relating to each Negative Pledge Property and the Use of the Negative Pledge Property. The current Use and proposed Use of each Negative Pledge

Property and the improvements thereon do not and will not violate any Environmental Laws, such that said violation would have a Materially Adverse Effect. The Borrower will not use or permit any other party to use any Hazardous Materials on any Negative Pledge Property except such materials as are incidental to the Borrower's or such party's normal course of business, maintenance and repairs. The Borrower agrees, upon the reasonable request of the Administrative Agent, to provide to the Administrative Agent from time to time (at the Borrower's expense) a current environmental assessment of any Negative Pledge Property within a reasonable time after such request; provided, however, that unless the Administrative Agent reasonably believes that a problem exists with respect to any Hazardous Materials or if a phase I report contains a recommendation for additional reports, the Borrower shall have no obligation hereunder to provide more than a phase I report for any Negative Pledge Property more frequently than once every three (3) years. Such assessment shall be in a form satisfactory to the Administrative Agent and from an environmental engineer or consultant satisfactory to the Administrative Agent and addressed to the Banks. The Borrower also agrees to permit the Administrative Agent, its agents, contractors, employees and representatives to enter upon and inspect each Negative Pledge Property at any reasonable time upon two (2) days' prior notice for the purpose of conducting environmental investigations and audits (including taking physical samples). The Borrower agrees to provide the Administrative Agent, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or dispensed of on, under or about any Negative Pledge Property within five (5) days of the request therefor.

         Section 5.15 Indemnity in Regard to Environmental Matters. The Borrower shall indemnify, defend and hold harmless each Bank, the Administrative Agent and their respective employees, representatives, officers and directors from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs), arising from or in any way related to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to or resulting from (i) a release or alleged release of Hazardous Materials arising from the Borrower's or any of its Subsidiary's Use of any Negative Pledge Property or the improvements thereon;
(ii) the existence of Hazardous Materials at, under, within or on any Negative Pledge Property or the improvements located thereon; (iii) the violation of any Environmental Laws relating to any Negative Pledge Property or the Use of any Negative Pledge Property; (iv) any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental agency which has resulted or is alleged to have resulted directly or indirectly from the violation of any Environmental Laws relating to any Negative Pledge Property or the Use of any Negative Pledge Property; (v) the breach of any representation or warranty set forth in Section 4.1(z) of this Agreement or the failure of any such representation or warranty to remain true and correct; or (vi) any failure by the Borrower to perform any covenant set forth in Section 5.14 above. The Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower or any of its Subsidiaries, regardless of whether the Borrower or any of its Subsidiaries has paid the employee under the workers' compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this Section 5.15 includes, but is not limited to, damage to any real or personal property or Borrower, any Bank, the Administrative Agent or any third party. The provisions of this Section 5.15 shall survive the termination of this Agreement, but shall be applicable only for the period during which the Borrower or any of its Subsidiaries was an owner or operator of such properties.

         Section 5.16 Further Assurances. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by the Borrower or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Banks, or cause to be executed and delivered to the Administrative Agent and the Banks, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested.

         Section 5.17 Broker's Claims. The Borrower hereby indemnifies and agrees to hold the Administrative Agent and each of the Banks harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Administrative Agent and each of the Banks in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein and arising out of any act or agreement of the Borrower. The Banks and the Administrative Agent hereby acknowledge and agree that they have not retained any broker or any Person acting in a similar capacity in connection with this Agreement.

         Section 5.18 Covenants Regarding Formation of Subsidiaries and Acquisitions. Contemporaneously with (a) any merger or consolidation by a Subsidiary of the Borrower or (b) the formation of any new Subsidiary of the Borrower which results, in each case, in such Subsidiary owning any Negative Pledge Properties, the Borrower will, and will cause such Subsidiaries, as appropriate, to (i) provide to the Administrative Agent an executed

Subsidiary Guaranty for such Subsidiary, in substantially the form of Exhibit C attached hereto, which shall constitute a Loan Document for purposes of this Agreement, as well as a loan certificate for such Subsidiary, substantially in the form of Exhibit G attached hereto, together with appropriate attachments (which shall include articles of incorporation, bylaws and incumbency certificates), and (ii) all other documentation, including one or more opinions of counsel with respect to formation of such Subsidiary and enforceability of any Loan Documents except by such Subsidiary, reasonably satisfactory to the Administrative Agent which in its reasonable opinion is appropriate with respect to such merger or consolidation and formation of such Subsidiary. Any document, agreement or instrument executed or issued pursuant to this Section 5.18 shall be a "Loan Document" for purposes of this Agreement.

         Section 5.19 Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower is made aware of or determines that any computer application (including those of its suppliers and vendors) that is material to the business and operation of the Borrower or of any of the Borrower's Subsidiaries will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Materially Adverse Effect.

                       ARTICLE 6 - Information Covenants.

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Bank and to the Administrative Agent at their respective offices:

         Section 6.1       Quarterly Operations Statements. Within forty-five
(45) days after the end of the first, second and third quarters in each fiscal year of the Borrower, and within ninety (90) days after the end of each fiscal year of the Borrower, (a) a quarterly operations statement with respect to each of the Negative Pledge Properties, which quarterly operations statement shall contain the project name and location and cash flow analysis, and (b) quarterly rent rolls with respect to each of the Negative Pledge Properties (except for apartment properties). All quarterly operations statements for a period also shall include a comparison to the budget for such period and shall be certified by Borrower.

         Section 6.2 Quarterly Consolidated Financial Statements and Information. Within forty-five (45) days after the last day of the first, second and third quarters in each fiscal year of the Borrower, Borrower's Form 10-Q as filed with the Securities and Exchange Commission which shall contain the consolidated balance sheet of the Borrower as at the end of such quarter, and the related consolidated statement of earnings and related consolidated statement of shareholders' equity and related consolidated statement of cash flows of the Borrower for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with generally accepted accounting principles consistently applied, the financial position of the Borrower, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

         Section 6.3 Annual Consolidated Financial Statements and Information; Certificate of No Default. Within ninety (90) days after the end of each fiscal year of the Borrower, Borrower's Form 10-K as filed with the Securities and Exchange Commission which shall contain the audited consolidated balance sheets of the Borrower, as at the end of such fiscal year, and the related audited consolidated statements of earnings and the related audited consolidated statements of shareholders' equity and the related audited consolidated statements of cash flows of the Borrower for such fiscal year, which consolidated financial statements shall set forth in comparative form such figures as at the end of and for the previous fiscal year, and shall be accompanied by an opinion of independent certified public accountants of recognized standing satisfactory to the Administrative Agent and the Banks, together with a statement of such accountants certifying that during their examination of the Borrower such accountants have observed no Default or Event of Default, including, without limitation, any Default under Sections 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.18 and 7.19 hereof.

         Section 6.4 Performance Certificates. At the time the consolidated financial statements are furnished pursuant to Sections 6.2 and 6.3, a certificate of an Authorized Signatory of the Borrower in form and substance satisfactory to the Majority Banks:

                  (a) Setting forth as at the end of such quarter or calendar year, as the case may be, the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.18 and 7.19 hereof;

                  (b) Stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarter or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default;

                  (c) Setting forth (i) each Negative Pledge Property and the Person owning each Negative Pledge Property, (ii) each Unencumbered Real Estate Asset and the Person owning each Unencumbered Real Estate Asset and (iii) each asset of any Consolidated Entity or Unconsolidated Entity which is not a Subsidiary Guarantor and the Person owning such asset; and

                  (d) Setting forth the name of each trustee (or similar person) for all Indebtedness for Money Borrowed which is publicly issued and not subordinated to the Obligations.

         Section 6.5       Copies of Other Reports.

                  (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by its independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.3 hereof.

                  (b) Promptly after the preparation of the same, copies of all material reports or financial information filed with any governmental agency, department, bureau, division or other governmental authority or regulatory body (including, without limitation, the Securities and Exchange Commission) or evidencing facts or containing information which could have a Materially Adverse Effect.

                  (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations of the Borrower or any of its Subsidiaries as the Administrative Agent, upon request of the Majority Banks, may reasonably request.

                  (d) Notice of any change in the Senior Management of the Borrower.

                  (e) Promptly after the same shall be submitted to the board of directors of the Borrower, copies of Directors' Books annually prepared by the Borrower.

         Section 6.6 Notice of Litigation and Other Matters. Prompt notice of the following events as to which the Borrower has received notice or otherwise become aware thereof:

                  (a) The commencement of all material proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against or, to the extent known to the Borrower, in any other way relating adversely and directly to the Borrower, its Subsidiaries, or any of their respective properties, assets, or businesses which, if determined adversely to the Borrower or such Subsidiary is reasonably likely to result in an Event of Default or have a Materially Adverse Effect on the Borrower, or which calls into question the validity of this Agreement or any other Loan Document;

                  (b) Any material adverse change with respect to the business, assets, liabilities, financial position, or results of operations of the Borrower, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect;

                  (c) Any Default or default by the Borrower or any of its Subsidiaries under any agreement (other than this Agreement) to which the Borrower or any of its Subsidiaries is party or by which any of their respective properties is bound which is likely to have a Materially Adverse Effect or the occurrence of any other event which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto; and

                  (d) The occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its ERISA Affiliates or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the Trustee of any such Plan with respect to such Plan.

                  (e) The occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in
Section 4.1(n) of this Agreement.


         Section 6.7       Matters Affecting the Negative Pledge Property.

                  (a) All leases (and amendments thereto), easements, liens and contracts of sale (whether or not recorded of public record) hereafter entered into affecting the Negative Pledge Property as requested by the Bank.

                  (b) With respect to any apartment property now or hereafter constituting the Negative Pledge Property, Borrower shall provide a yearly schedule of lease terms which shall include the tenant's name(s) and the expiration date of all leases.

         Section 6.8 Notices from the Borrower Regarding Environmental Matters. The Borrower shall promptly, after obtaining knowledge thereof, advise the Bank in writing of (a) any and all enforcement, cleanup, remedial, removal or other governmental or regulatory actions instituted or threatened, orally or in writing, pursuant to any of the Environmental Laws affecting the Negative Pledge Property or any obligation of the Borrower hereunder including, without limitation, any notice of inspection, potential liability under CERCLA, abatement or noncompliance; (b) all claims made or threatened in writing by any third party against the Borrower, affecting the Negative Pledge Property for damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials or asserting or alleging a violation of or liability under any of the Environmental Laws or under any common law theory of liability involving environmental or health safety matters; (c) the Borrower's discovery of any occurrence or condition on the Negative Pledge Property or any real property adjoining or in the vicinity of the Negative Pledge Property which could subject Borrower or the Negative Pledge Property to a claim under any of the Environmental Laws; (d) any restrictions imposed or threatened on ownership, occupancy, transferability or Use of the Negative Pledge Property under any of the Environmental Laws; or (e) any remedial action taken by the Borrower with respect to any Hazardous Materials affecting the Negative Pledge Property. The Borrower shall deliver to the Administrative Agent any documentation or records in connection with any of the foregoing matters which the Administrative Agent may reasonably request and which are susceptible of being obtained by the Borrower without undue cost or expense.

                         ARTICLE 7 - Negative Covenants.

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise give their prior consent in writing:

         Section 7.1 Indebtedness of the Borrower. The Borrower shall not create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, and the Borrower shall not permit any of its Subsidiaries to create, assume, incur or otherwise become or remain, obligated in respect of, or permit to be outstanding, any Indebtedness except:

                  (a) Indebtedness under this Agreement, the Notes and the other Loan Documents;

                  (b) Trade accounts payable, accrued expenses, customer advance payments, contractual obligations to suppliers, customers, tenants and contractors incurred in the ordinary course of business, and other current liabilities (other than Indebtedness for Money Borrowed) incurred in the ordinary course of business;

                  (c)      Indebtedness secured by Permitted Liens;

                  (d) Indebtedness existing as of the Agreement Date as described on Schedule 4 attached hereto;

                  (e) so long as no Default exists hereunder, or would be caused thereby, additional (i) Nonrecourse Indebtedness (which can be secured) and (ii) other Indebtedness (which cannot be secured), to the maximum amount of Indebtedness which the Borrower and its Subsidiaries could incur on such date and remain in compliance with all covenants set forth herein;

                  (f)      Indebtedness permitted under Section 7.5 hereof; and

                  (g) any other Indebtedness on terms and conditions satisfactory to the Administrative Agent with prior written consent of the Majority Banks.

         Section 7.2 Limitation on Liens. The Borrower shall not create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, and shall not permit any of its Subsidiaries to create, assume, incur or permit to exist or to be created, assumed or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens, and shall not covenant or agree and shall not permit any of its Subsidiaries to covenant and agree, with any third party that it will not create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist any Lien on any of the Negative Pledge Property.

         Section 7.3 Amendment and Waiver. The Borrower shall not and shall not permit any of its Subsidiaries to, without the prior written consent of the Majority Banks, enter into any material amendment of, or agree to or accept any material waiver of its by-laws or articles of incorporation, which would adversely affect the rights of the Administrative Agent and the Banks under this Agreement or any other Loan Document.

         Section 7.4 Liquidation; Disposition or Acquisition of Assets. The Borrower shall not and shall not permit any of its Subsidiaries to (a) liquidate or dissolve itself (or suffer any liquidation or dissolution, including, without limitation, the announcement or adoption of any plan of dissolution) or otherwise wind up, or (b) enter into any merger or consolidation unless such dissolution, merger or consolidation is contingent upon cancellation of the Commitment and payment in full of the Obligations; provided, however, that, without the prior written consent of the Majority Banks, the Borrower and its Subsidiaries shall be permitted to enter into mergers and consolidations so long as (A) no Default exists hereunder or would be caused thereby (B) the Borrower provides written evidence in the form of a pro forma compliance certificate that all covenants hereunder will continue to be met on a pro forma basis after giving effect thereto, (C) such merger or consolidation is with a Person whose business is substantially consistent with the business of the Borrower or the Subsidiary, as the case may be, being merged or consolidated, (D) such merger or consolidation does not result in a change of business of the Borrower or the Subsidiary, as the case may be, (E) the Borrower shall not have been advised by any rating agency then rating the Borrower's Indebtedness or investment bank advising the Borrower in connection with such merger or consolidation that such merger or consolidation will result in a downward adjustment to its investment grade rating, (F) in the case of a merger or consolidation involving the Borrower or a Subsidiary Guarantor, the Borrower or such Subsidiary Guarantor, as the case may be, shall be the surviving entity, and (G) if such merger or consolidation results in a new Subsidiary of the Borrower, such new Subsidiary shall provide to the Administrative Agent a Guaranty if required pursuant to
Section 5.18 hereof.

         Section 7.5 Limitation on Guaranties. The Borrower shall not and shall not permit any of its Subsidiaries to at any time guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person in excess of $100,000 in the aggregate outstanding at any time without the prior written consent of the Majority Banks.

         Section 7.6 Dividends. Except as hereinafter provided, in no event shall the Borrower pay or declare any dividend in respect to any of its capital stock (including, without limitation, any preferred stock) in excess of an amount which is equal to ninety-five percent (95%) of its Funds From Operations. The foregoing shall not be deemed to prohibit the Borrower from paying a special dividend which the Board of Directors shall determine to be necessary in order for the Borrower to avoid liability for federal income taxes on account of gain from the sale of properties.

         Section 7.7 Borrower Net Worth. The Borrower will at all times maintain a Net Worth equal to or greater than the sum of (a) $232,255,821 plus
(b) fifty percent (50%) of the Net Proceeds of each public or private offering of the common stock and the preferred stock of the Borrower subsequent to the Agreement Date.

         Section 7.8 Indebtedness Ratio. The Borrower will at all times maintain a ratio of Indebtedness for Money Borrowed to Net Worth of not greater than 1.50 to 1.

         Section 7.9 Interest Coverage. The Borrower will at all times maintain a ratio of EBITDA to the sum of (a) Interest on Indebtedness for Money Borrowed and (b) dividends paid on any preferred stock during such period of no less than 2.00 to 1.

         Section 7.10 Collateral Value. The Borrower will not at any time permit the aggregate amount of the outstanding Loans and the Swing Line Loans to exceed sixty-five percent (65%) of the Value of Negative Pledge Property.

         Section 7.11 Total Liabilities to Total Assets Ratio. The Borrower shall not permit at any time Total Liabilities to exceed sixty percent (60%) of Total Assets.

         Section 7.12 Net Income. The Borrower shall not (a) have a net operating loss (before deduction for any real estate valuation loss or reserve) for any fiscal quarter which is equal to or greater than $1,000,000, (b) have a net operating loss for any two (2) consecutive fiscal quarters or (c) have a net operating loss for any fiscal year.

         Section 7.13 Debt Service Coverage Ratio. The Borrower shall for each fiscal year maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.

         Section 7.14 Value of Unencumbered Real Estate Assets. The Value of Unencumbered Real Estate Assets shall not, at any time, be less than one hundred fifty percent (150%) of all Unsecured Senior Debt.

         Section 7.15 Affiliate Transactions. Except for agreements which are direct cost or direct revenue pass through in nature, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets to any Affiliate, on terms less advantageous than would be the case if such transaction had been effected with a non-Affiliate.

         Section 7.16 ERISA Liabilities. The Borrower shall not, and shall not permit any ERISA Affiliate to, fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of its Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. The Borrower shall not, and shall not permit any ERISA Affiliate to, become a participant in any Multiemployer Plan.

         Section 7.17 Business of the Borrower. Neither of the Borrower nor any Subsidiary of the Borrower shall undertake, or be permitted to undertake, and shall not permit any of their Subsidiaries to undertake or be permitted to undertake, any business other than the acquisition, development, ownership, management, operation and leasing of neighborhood anchored retail properties and ancillary businesses specifically related thereto, except as provided in Section 7.19 hereof.

         Section 7.18 Total Secured Liabilities to Total Assets. The Borrower shall not at any time permit Total Secured Liabilities to exceed forty percent (40%) of the Total Assets.

         Section 7.19 Limitation on Nonconforming Investments. The Borrower and any of its direct or indirect Subsidiaries may invest in the following nonconforming assets or property ("Nonconforming Investments") without the prior written approval of the Administrative Agent, Swing Line Lender or the Banks provided that at no time shall the aggregate amount of such investment in Nonconforming Investments exceed fifteen percent (15%) of Total Assets:

                  (a)      unimproved land;

                  (b) other non-income-producing property holdings, including, without limitation, assets or properties under development (but, excluding any properties or portions thereof owned by the Borrower or any of its Subsidiaries which are wholly or partially converted by such Person into a non-income-producing holding for a period of no longer than six (6) consecutive calendar months);

                  (c) income-producing properties which are not considered to be within the Borrower's primary course of business as set forth in Section
7.17 (other than those set forth on Schedule 5 attached hereto which will be deemed conforming assets);

                  (d) cash and cash equivalents (other than stock holdings) which are not invested in one or more of the following: (i) money market mutual funds, (ii) marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within 365 days of the date of purchase, or (iii) commercial paper issued by corporations, each of which shall have a combined net worth of at least $100 million and each of which conducts a substantial part of its business in the United States of America, maturing within 270 days from the date of the original issue thereof and rated "A-2" or better by S&P. Subsections (i) through (iii) shall be deemed conforming assets;

                  (e) stock holdings (excluding holdings in Subsidiaries and Affiliates engaged in the Borrower's primary course of business which are hereby deemed conforming);

                  (f)      mortgages;

                  (g) joint ventures and partnerships (excluding those investments in Affiliates engaged in the Borrower's primary course of business which are hereby deemed conforming); and

                  (h) investments in any Consolidated Entities and Unconsolidated Entities which is not a guarantor of the Loans (provided that the foregoing shall be exclusive of investments in IRT Management Company, to the extent of its investments in any Subsidiary Guarantor, which investments are deemed to be conforming).


                              ARTICLE 8 - Default.

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

                  (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made;

                  (b) The Borrower shall default in the payment of any principal, interest or fees payable hereunder, under the Notes or under the Swing Line Note, or any of them, or under the other Loan Documents and such default shall continue for a period of ten (10) days;

                  (c) The Borrower or any of its Subsidiaries shall default in the performance or observance of any agreement or covenant contained in
Article 6 or Article 7 hereof and the Borrower shall have knowledge thereof or shall have received notice from the Administrative Agent with respect thereto, and, with respect to Sections 7.3, 7.10 or 7.15 only, thirty (30) days have elapsed from the date of such notice;

                  (d) The Borrower or any of its Subsidiaries shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such Default shall not be cured to the Majority Banks' satisfaction within a period of thirty (30) days from the date the Borrower becomes aware of the occurrence of such default;

                  (e) There shall occur any Default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the

Loan Documents (other than this Agreement or as otherwise provided in Section
8.1 of this Agreement), which shall not be cured to the Majority Banks' satisfaction within the applicable cure period, if any, provided for in such Loan Document or thirty (30) days from the date the Borrower becomes aware of the breach or Default if no cure period is provided in such Loan Document;

                  (f) Any Person (together with Affiliates of such Person) shall have, directly or indirectly, a beneficial ownership of more than twenty percent (20%) of the voting equity interests or voting securities or the power to direct or cause the direction of the management and policies of the Borrower;

                  (g) There shall be entered a decree or order for relief in respect of the Borrower or any of its Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Borrower or any of its Subsidiaries, or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any of its Subsidiaries, or an involuntary petition shall be filed against the Borrower or any of its Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or
(ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

                  (h) The Borrower or any of its Subsidiaries shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower or any of its Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or any of its Subsidiaries, or of any substantial part of their respective properties, or the Borrower or any of its Subsidiaries shall fail generally to pay their respective debts as they become due, or the Borrower or any of its Subsidiaries shall take any corporate or partnership action to authorize any such action;

                  (i) A final judgment (the payment of which is not covered by insurance) shall be entered by any court against any of the Borrower and its Affiliates for the payment of money which exceeds $100,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrower and its Affiliates which, together with all other such property of any of the Borrower and its Affiliates subject to other such process, exceeds in value $100,000 in the aggregate, and if, within thirty
(30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

                  (j) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by any of the Borrower and its Affiliates, or to which the Borrower or any of its Affiliates has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or any of the Borrower and its Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of any of the Borrower and its Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or any of the Borrower and its Affiliates shall enter into or become obligated to contribute to a Multiemployer Plan;

                  (k) There shall occur any default under any indenture, agreement or instrument (i) evidencing Indebtedness of the Borrower or any of its Affiliates (other than Indebtedness which is Nonrecourse and as to which no personal liability has been asserted against the Borrower or such Affiliate) in an aggregate principal amount exceeding $5,000,000 which default shall remain uncured for a period of thirty (30) days or (ii) between the Borrower or any of its Affiliates and any Bank;

                  (l) Any violation of applicable environmental law shall occur with respect to the properties of any of the Borrower and its Affiliates, which has a reasonable expectation of having a Materially Adverse Effect;

                  (m) Any material violation of applicable environmental law shall occur with respect to any parcel constituting the Negative Pledge Property; or

                  (n) All or any portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any Governmental Authority having jurisdiction over the Borrower involving a legitimate dispute or by the Borrower seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

                  (o) The Borrower shall at any time cease to be qualified as a REIT for any purpose under the Code;

                  (p) The Borrower shall fail to maintain Senior Management as in effect on the Agreement Date, or such other Persons as Senior Management as have equivalent character, experience and knowledge of the business of the Borrower as may be reasonably acceptable to the Administrative Agent and the Majority Banks.

                  (q) There shall occur any event which has a Materially Adverse Effect.

         Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

                  (a) With the exception of an Event of Default, specified in Sections 8.1(g) or (h), the Administrative Agent shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower (i) declare the Notes and the Swing Line Note, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes and the Swing Line Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and/or (ii) terminate the Commitment and the Swing Line Commitment.

                  (b) Upon the occurrence of an Event of Default under Sections 8.1(g) and (h) hereof, the Commitment and the Swing Line Commitment shall automatically terminate and such principal, interest (including without limitation, interest which would have accrued but for the commencement of a case or proceeding under the federal bankruptcy laws) and other amounts payable under this Agreement, the Notes or the Swing Line Note shall thereupon and concurrently therewith become due and payable, all without any action by the Administrative Agent, or the Banks or the holders of the Notes and Swing Line Note, and all without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement, in the Notes or in the Swing Line Note to the contrary notwithstanding.

                  (c) The Administrative Agent, with the concurrence of the Majority Banks, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

                  (d) The rights and remedies of the Administrative Agent, the Banks and the Swing Line Lender hereunder shall be cumulative, and not exclusive.


                      ARTICLE 9 - The Administrative Agent.

         Section 9.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable to any Bank (or any transferee thereof) for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         Section 9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Bank for the negligence or misconduct of any agents or attorneys selected by it with reasonable care.

         Section 9.3 Interest Holders. The Administrative Agent may treat each Bank, or the Person designated in the last notice filed with the Administrative Agent under this Section 9.3, as the holder of all of the interests of such Bank in its Loans and in its Notes until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

         Section 9.4 Consultation with Counsel. The Administrative Agent may consult with legal counsel selected by it and shall not be liable to any Bank (or transferee thereof) for any action taken or suffered by it in good faith in reliance thereon.

         Section 9.5 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

         Section 9.6 Administrative Agent and Affiliates. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliates of, or Persons doing business with, the Borrower, as if it were not affiliated with the Administrative Agent and without any obligation to account to any Bank (or any transferee thereof) therefor.

         Section 9.7 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Bank that such Bank considers that a Default or an Event of Default has occurred and is continuing, and such Bank shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder to any Bank (or any transferee thereof) for any action taken or omitted to be taken except for its own gross negligence or willful misconduct, and agrees that with respect to any actions which are taken by (or not taken by) the Administrative Agent solely in its capacity as Administrative Agent in its sole discretion, that the Administrative Agent will act with the same standard of care that it applies to similar loans held for its own account. The Administrative Agent shall provide each Bank with copies of such documents received from the Borrower as such Bank may reasonably request.

         Section 9.8       Action by Administrative Agent.

                  (a) Except for action requiring the approval of the Majority Banks (or the Banks, as applicable), the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Banks (or Banks, as applicable) to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the request of the Majority Banks (or Banks, as applicable). The Administrative Agent shall incur no liability to any Bank (or any transferee thereof) under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

                  (b) The Administrative Agent shall not be liable to the Banks or to any Bank in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Banks (or all Banks, as applicable), and any action taken or failure to act pursuant to such instructions shall be binding on all Banks.

         Section 9.9 Notice of Default or Event of Default. In the event that the Administrative Agent or any Bank shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, the Administrative Agent or such Bank shall promptly notify the Banks and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Banks (or all Banks, as applicable) shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Banks (or all Banks, as applicable) shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days (or shorter period as set forth in such notice) after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Banks, except that, if the Majority Banks (or all Banks, as applicable) have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

         Section 9.10 Responsibility Disclaimed. The Administrative Agent shall be under no liability or responsibility whatsoever as Administrative
Agent:

                  (a) To the Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Bank or Banks of any of its or their obligations under this Agreement;

                  (b) To any Bank or Banks, as a consequence of any failure or delay in performance by, or any breach by, the Borrower or any other obligor of any of its obligations under this Agreement or the Notes or any other Loan Document; or

                  (c) To any Bank or Banks for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

         Section 9.11 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. The provisions of this Section 9.11 shall survive the termination of this Agreement.

         Section 9.12 Credit Decision. Each Bank represents and warrants to each other and to the Administrative Agent that:

                  (a) In making its decision to enter into this Agreement and to make Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

                  (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

         Section 9.13 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent (which shall be any Bank or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has a combined capital and reserves in excess of $250,000,000) as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring

Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be any Bank or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9.13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.


         ARTICLE 10 - Change in Circumstances Affecting LIBOR Advances.

         Section 10.1 LIBOR Basis Determination Inadequate or Unfair. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Banks that deposits in dollars (in the applicable amount) are not being offered to each of the Banks in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Banks to make such type of LIBOR Advances shall be suspended.

         Section 10.2 Illegality. If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank to make, maintain or fund its LIBOR Advances, such Bank shall so notify the Administrative Agent, and the Administrative Agent shall forthwith notify the Borrower and the other Banks. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected LIBOR Advance of such Bank, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such LIBOR Advance if such Bank may lawfully continue to maintain and fund such LIBOR Advance to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such LIBOR Advance to such day. Concurrently with repaying each affected LIBOR Advance of such Bank, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Prime Rate Advance from such Bank, and such Bank shall make such Advance in an amount such that the outstanding principal amount of the Note shall equal the outstanding principal amount of the Note immediately prior to such repayment.

         Section 10.3      Increased Costs.

                  (a) If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall subject any Bank to any tax, duty or other charge with respect to its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, in respect of its LIBOR Advances or its obligation to make LIBOR Advances (except for changes in the rate of tax on the overall net income of such Bank) imposed by the jurisdiction in which such Bank's principal executive office is located and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any such LIBOR Advances, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under the Note with respect thereto, then, on the earlier of a date within ten (10) days after demand by such Bank or the Maturity Date, the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs. Each Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank.

                  (b) A certificate of any Bank claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. If any Bank demands compensation under this
Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Bank, prepay in full the then outstanding affected LIBOR Advances of such Bank, together with accrued interest thereon to the date of prepayment. Concurrently with prepaying such LIBOR Advances the Borrower shall borrow a Prime Rate Advance, or a LIBOR Advance not so affected, from such Bank, and such Bank shall make such Advance in an amount such that the outstanding principal amount of the Note shall equal the outstanding principal amount of the
Note immediately prior to such prepayment.

         Section 10.4 Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Bank to make any LIBOR Advance, or requiring LIBOR Advances to be repaid or prepaid, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all LIBOR Advances which would otherwise be made by such Bank shall, at the option of the Borrower, be made instead as Prime Rate Advances.

         Section 10.5 Claims for Increased Costs and Taxes. In the event that any Bank shall decline to make LIBOR Advances pursuant to Section 10.1 or
10.2 hereof or shall have notified the Borrower that it is entitled to claim compensation pursuant to Sections 2.9(d), 2.12 or 10.3 hereof (each such Bank being an "Affected Bank"), the Borrower may designate a replacement bank (a "Replacement Bank"), which Replacement Bank shall be reasonably acceptable to the Administrative Agent, to assume the Commitment and the obligations of any such Affected Bank hereunder, and to purchase the outstanding Note of such Affected Bank and such Affected Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Bank, for a purchase price equal to the outstanding principal amount of the Loans of such Affected Bank plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Bank hereunder, including without limitation, any amount which would be payable to such Affected Bank pursuant to
Section 2.10, and upon such assumption and purchase by the Replacement Bank, such Replacement Bank shall be deemed to be a "Bank" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of this Agreement). The Borrower hereby covenants and agrees that upon the effectiveness of any assignment hereunder, it will promptly provide to the Administrative Agent for the benefit of the relevant Banks duly executed replacement promissory notes in the amount of each Bank's Commitment in substantially the form of Exhibit A attached hereto. The Borrower shall, on the effective date of such assignment, pay to the Administrative Agent the assignment fee referred to in Section 11.5(b)(iv)(C).

                           ARTICLE 11 - Miscellaneous.

         Section 11.1      Notices.

                  (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service, or telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1 All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                           (i)      If to the Borrower, to it at:

                                    IRT PROPERTY COMPANY
                                    200 Galleria Parkway N.W.
                                    Suite 1400
                                    Atlanta, Georgia 30339
                                    Attn: Mary M. Thomas
                                    Telecopy No.: (770) 988-8773

                           (ii)     If to the Administrative Agent, to it at:

                                    NationsBank, N.A.
                                    600 Peachtree Street, N.E.
                                    Suite 600
                                    Atlanta, Georgia  30308
                                    Attn:  S. Ellen Porter
                                    Telecopy No.:  (404) 607-4145

                                    with a copy to:

                                    Powell, Goldstein, Frazer & Murphy LLP
                                    191 Peachtree Street, N.E.
                                    Sixteenth Floor
                                    Atlanta, Georgia  30303
                                    Attn:  Douglas S. Gosden
                                    Telecopy No.:  (404) 572-6999

                           (iii) If to the Banks or the Swing Line Lender, to them at:

                                    NationsBank, N.A.
                                    600 Peachtree Street, N.E.
                                    Suite 600
                                    Atlanta, Georgia  30308
                                    Attn:  S. Ellen Porter
                                    Telecopy No.:  (404) 607-4145

                                    AmSouth Bank
                                    1900 Fifth Avenue North
                                    9th Floor
                                    Birmingham, Alabama  35203
                                    Attn:  Katherine L. McDavid
                                    Commercial Real Estate Department
                                    Telecopy No.:  (205) 326-4075
                                            or
                                    P.O. Box 11007
                                    Birmingham, Alabama  35288
                                    Attn:  Katherine L. McDavid
                                    Commercial Real Estate Department
                                    Telecopy No.:  (205) 326-4075

                                    First Union National Bank
                                    First Union Center
                                    (NCO166)
                                    Charlotte, North Carolina  28288
                                    Attn:  John Schissel
                                    Telecopy No.:  (704)      383-6205

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

                  (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties. The Administrative Agent may rely on the authority of any document delivered to it by any Bank and shall have no obligation to make a determination as to authenticity or authorization with respect to any Bank.

         Section 11.2      Expenses. The Borrower agrees to promptly pay:

                  (a) All reasonable costs and out-of-pocket expenses of the Administrative Agent and the Banks on the Agreement Date in connection with the syndication, preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents executed on the Agreement Date and related due diligence, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the reasonable fees and disbursements of counsel for the Banks and the Administrative Agent;

                  (b) All reasonable costs and out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation of any waiver, amendment, or consent by the Banks relating to this Agreement or the other Loan Documents whether or not executed, including, but not limited to, the reasonable fees and disbursements of counsel for the Banks and the Administrative Agent;

                  (c) All reasonable costs and out-of-pocket costs and expenses of collection if default is made in the payment of the Notes, which in each case shall include reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Banks, and the reasonable fees and out-of-pocket expenses of counsel and of any experts, agents, or consultants of the Administrative Agent and the Banks;

                  (d) All reasonable costs and expenses incurred by the Administrative Agent pursuant to the provisions of Section 5.14 of this Agreement;

                  (e) All taxes, assessments, general or special, and other charges levied on, or assessed, placed or made against the Note or the Obligations; and

                  (f) All reasonable out-of-pocket costs and expenses of any restructuring, refinancing or "work out" of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement or the other Loan Documents, and all reasonable out-of-pocket costs and expenses of collection if default is made in the payment of the Note, which in each case shall include reasonable fees and out-of-pocket expenses of special counsel for the Administrative Agent and the Banks, and the reasonable fees and out-of-pocket expenses of counsel and of any experts, agents, or consultants of the Administrative Agent or any Bank.

         Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Majority Banks, or the Banks in exercising any right shall operate as a waiver of such right. The Administrative Agent and the Banks expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Banks decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Banks shall not be deemed to constitute an undertaking by the Banks to fund any further requests for Advances or preclude the Banks from exercising any rights available to the Banks under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Banks or by the Majority Banks shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Banks at variance with the terms of the Agreement such as to require further notice by the Banks of the Banks' intent to require strict adherence to the terms of the Agreement in the future.

         Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, after the Maturity Date (whether by acceleration or otherwise), the Banks, the Swing Line Lender and any subsequent holder or holders of the Notes and the Swing Line Note are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Banks, the Swing Line Lender or such holder to or for the credit or the account of the Borrower, against and on account of the obligations and liabilities of the Borrower, to the Banks, the Swing Line Lender or such holder under this Agreement, the Notes, the Swing Line Note, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, the Swing Line Note, or any other Loan Document, irrespective of whether or not (a) the Banks, the Swing Line Lender or the holders of the Notes and the Swing Line Note shall have made any demand hereunder or (b) the Banks and the Swing Line Lender shall have declared the principal of and interest on the Loans, Notes and the Swing Line Note and other amounts due hereunder to be due and payable as permitted by
Section 8.2 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Bank, the Swing Line Lender or by any subsequent holder of the Notes and the Swing Line Note shall be subject to the application of payments provisions of Article 2 hereof. Upon direction by the Administrative Agent, with the consent of the Majority Banks, after the Maturity Date (whether by reason of acceleration or otherwise) each Bank and the Swing Line Lender holding deposits of the Borrower shall exercise its set-off rights as so directed.

         Section 11.5      Assignment.

                  (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Notes.

                  (b) Each of the Banks may at any time enter into assignment agreements or participations with respect to its interest hereunder and under the other Loan Documents with one or more other banks or other Persons, provided, that

                           (i) each Bank shall at all times maintain a Commitment of not less than $10,000,000 (or lesser amount if a reduction of the overall Commitment results in such Bank's Commitment being less than $10,000,000);

                           (ii) all assignments (other than assignments described in clause (iii) hereof) shall be in minimum principal amounts of $10,000,000;

                           (iii)    each Bank may sell assignments and
                  participations of up to one hundred percent (100%) of its interest hereunder to (A) one or more wholly-owned affiliates of such Bank, or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no such assignment shall relieve such Bank from its obligations hereunder); and

                           (iv) all assignments and participations hereunder (other than assignments and participations described in clause
                  (iii) hereof) shall be subject to the following additional terms and conditions:

                                    (A)      No such assignment or participation
                           shall be sold without the consent of the Administrative Agent, and prior to the occurrence of a Default, the Borrower, which consent shall not be unreasonably withheld.

                                    (B)      Any Person purchasing a
                           participation or an assignment of the Loans from any Bank shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(n) hereof).

                                    (C)      The Borrower, the Banks, and the
                           Administrative Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement. An administrative fee of $2,500 shall be payable to the Administrative Agent by the assigning Bank at the time of any assignment hereunder.

                                    (D)      No participation agreement shall
                           confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Bank from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove (within the same time periods required of Banks hereunder) decreases in the interest rate, increases or forgiveness of the principal amount of the Loans participated in by such participant, decreases in fees, and extensions of the Maturity Date or other principal payment date for the Loans.

                                    (E)      Each Bank agrees to provide the
                           Administrative Agent and the Borrower with prompt written notice of any issuance of participations or assignments of its interests hereunder.

                                    (F)      No assignment, participation or
                           other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law.

                                    (G)      No such assignment may be made to
                           any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Corporation or the Office of Thrift Supervision) has been appointed or (y) that has failed to meet any of the capital requirements of its primary regulator or insurer.

                                    (H)      If applicable, each Bank shall, and
                           shall cause each of its assignees to provide to the Administrative Agent on or prior to the Agreement Date or effective date of any assignment, as the case may be, an appropriate Internal Revenue Service form as required by Applicable Law supporting such Bank's position that no withholding by the Borrower or the Administrative Agent for U.S. income tax payable by the Bank in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

                  (c) Except specifically set forth in Section 11.5(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

                 (d) In the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

                  (e) The Borrower hereby covenants and agrees that upon the effectiveness of any assignment hereunder, it will promptly provide to the Administrative Agent for the benefit of the relevant Banks duly executed replacement promissory notes in the amount of each Bank's Commitment in substantially the form of Exhibit A attached hereto.

                  (f) No assignment, participation or other transfer of any rights under the Swing Line Note shall be effected without the consent of both the Swing Line Lender and the Borrower, which consent shall not be unreasonably withheld.

         Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.7 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of Georgia.

         Section 11.8 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.9 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 11.10     Interest.

                  (a) In no event shall the amount of interest due or payable hereunder or under the Notes and the Swing Line Note exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or is inadvertently received by any Bank or the Swing Line Lender, then such excess sum shall be returned forthwith to the Borrower; provided, however, that if an Event of Default then exists, such amounts shall be credited to principal of the Obligations. It is the express intent hereof that the Borrower not pay and the Banks and Swing Line Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                  (b) Notwithstanding the use by the Banks of the Prime Rate, the LIBOR Rate and the Federal Funds Rate as reference rates for the determination of interest on the Loans, the Banks shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

         Section 11.11 Entire Agreement. Except as otherwise expressly provided herein, this Agreement, the Notes, and the Loan Documents to which the Borrower is a party embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof.

         Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Banks and, in the case of an amendment, also by the Borrower, except that in the event of (a) any increase in the amount of such Bank's Commitment, (b) any decrease (other than pro rata) in the amount of the Commitment, (c) any change in the timing of, or reduction of the amount of, payments of principal, interest, and fees due hereunder or any amendment to the definition of "Applicable Margin," "Interest Rate Basis" or "Maturity Date," (d) any release or impairment of any collateral or any guaranty issued in favor of the Administrative Agent and the Banks with respect to the Agreement and the Loans, (e) any waiver of any Event of Default due to the failure by the Borrower to pay any sum due hereunder, or (f) any amendment of this Section 11.12 or of the definition of Majority Banks, any amendment or waiver may be made only by an instrument in writing signed by each of the Banks and, in the case of an amendment, also by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Banks. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Swing Line Lender may be made only by an instrument in writing signed by the Swing Line Lender and the Borrower.

         Section 11.13 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Bank to enter into or maintain business relationships with the Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 11.14 Bank Wiring Instructions. On or prior to the Agreement Date, each Bank shall provide in writing to the Administrative Agent appropriate information for wire transfer of funds to be paid to such Bank hereunder, together with the names and sample signatures for an authorized signatory for such Bank. Unless the Administrative Agent receives notice (delivered in accordance with Section 11.1 hereof) from a Bank hereunder of any change with respect to wire transfers or authorization, the Administrative Agent shall be entitled to assume that there have been no changes with respect thereto.

         Section 11.15 Confidentiality. The Banks shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, however, the Banks may make disclosure of any such information to such of their examiners, affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors as may be reasonably necessary in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower and any of the Banks; provided, however, that, as a condition to receipt of any such information, each such affiliate, auditor, counsel, consultant, appraiser, professional advisor, proposed transferee or participant shall agree in writing to treat all such information as confidential; and provided, further, that prior to any such disclosure to any unrelated entity outside the ordinary course of business or pursuant to legal process, the disclosing Bank shall give notice of such disclosure to the Borrower and cooperate with the Borrower in any efforts to limit or restrict such disclosure. In no event shall any Bank be obligated or required to return any materials furnished to it by the

Borrower. The foregoing provisions shall not apply to a Bank with respect to information that (i) is or becomes generally available to the public (other than through such Bank), (ii) is already in the possession of such Bank on a nonconfidential basis, or (iii) comes into the possession of such Bank in a manner not known to such Bank to involve a breach of a duty of confidentiality owing to the Borrower.


                       ARTICLE 12 - Waiver of Jury Trial.

         Section 12.1 Waiver of Jury Trial. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS, HEREBY AGREE TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BANKS, THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                              IRT PROPERTY COMPANY, a Georgia
                                       corporation


                                       By:         Mary M. Thomas
                                          --------------------------------------

                                       Its:     Executive Vice President
                                           -------------------------------------


ADMINISTRATIVE AGENT,
SWING LINE LENDER AND
BANKS:                                 NATIONSBANK, N.A., as Administrative
                                       Agent, Swing Line Lender and a Bank


                                       By:        S. Ellen Porter
                                          --------------------------------------

                                       Its:     Vice President
                                           -------------------------------------


                                       AMSOUTH BANK, as a Bank


                                       By:         Katherine L. McDavid
                                          --------------------------------------

                                       Its:     Assistant Vice President
                                           -------------------------------------


                                       FIRST UNION NATIONAL BANK, as a Bank


                                       By:         John A. Schissel
                                          --------------------------------------

                                       Its:     Director
                                           -------------------------------------

                               SUBSIDIARY GUARANTY

         THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the 9th day of September, 1998 by IRT PARTNERS L.P., a Georgia limited partnership (the "Guarantor"), in favor of NATIONSBANK, N.A., AMSOUTH BANK and FIRST UNION NATIONAL BANK, as banks (collectively with their successors and assigns, the "Banks"); NATIONSBANK, N.A., as swing line lender (in such capacity, the "Swing Line Lender"); and NATIONSBANK, N.A., as administrative agent (in such capacity, together with its successors and assigns, the "Administrative Agent") for the Banks and the Swing Line Lender.

                              W I T N E S S E T H:

         WHEREAS, IRT Property Company (the "Borrower"), the Banks, the Swing Line Lender and the Administrative Agent are all parties to that certain Amended and Restated Loan Agreement dated as of even date herewith (as further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"); and

         WHEREAS, as a condition precedent to the effectiveness of the Loan Agreement, the Guarantor is required to execute and deliver this Guaranty; and

         WHEREAS, the Guarantor is a Subsidiary (as such term is defined in the Loan Agreement) of the Borrower; and

         WHEREAS, the Borrower and the Guarantor are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Borrower has as one of its corporate purposes the obtaining of financing needed from time to time by the Guarantor, with the Borrower's ability to obtain such financing being dependent, in part, on the successful operations of and the assets owned by the Guarantor; and

         WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the corporate purposes and in the best interests of, the Guarantor; and

         WHEREAS, as a condition to the extension of the Loans by the Banks, the Guarantor has agreed to execute this Guaranty guaranteeing the payment and performance by the Borrower of its obligations and covenants under the Notes, the Swing Line Note, the Loan Agreement and the other Loan Documents (the Loan Agreement, the Notes, the Swing Line Note and the other Loan Documents, as executed on the Agreement Date and as they may be amended, modified or extended from time to time being hereinafter referred to as the "Guaranteed Agreements"); and

         WHEREAS, capitalized terms used herein and not otherwise defined shall be used as defined in the Loan Agreement;

         NOW, THEREFORE, in consideration of the above premises, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby unconditionally guarantees to the Banks, the Swing Line Lender and the Administrative Agent full and prompt payment and performance when due whether at maturity, by acceleration or otherwise, of all Obligations. Each Obligation shall rank pari passu with each other Obligation.

         The Guarantor, the Banks, the Swing Line Lender and the Administrative Agent hereby further agree that:

          1. Obligations Several. Regardless of whether any proposed guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that this Guaranty is and shall continue to be a several obligation, shall be a continuing guaranty and shall be operative and binding, and that the Guarantor shall have no right of subrogation with respect to this Guaranty.

          2. Guaranty Final. Upon the execution and delivery of this Guaranty to the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability, and no statement, representation, agreement or promise on the part of the Banks, the Swing Line Lender, the Administrative Agent, the Borrower, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect the Guarantor's liability hereunder.

          3. Amendment and Waiver. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party.

          4. Dealings with Borrower. The Banks, the Swing Line Lender and the Administrative Agent, or any of them, may, from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, may deem proper, consistent with the Loan Agreement, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Banks, the Swing Line Lender and the Administrative Agent, or any of them, or
(iii) consistent with the Loan Agreement, amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Guaranteed Agreements, all as the Banks, the Swing Line Lender and the Administrative Agent, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Paragraph 5 hereof, it is understood that the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, as the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, may deem expedient, consistent with the Loan Agreement, all without notice to the Guarantor.

          5. Guaranty Unconditional. The Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Guaranteed Agreements, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantor, the Banks, the Swing Line Lender, and the Administrative Agent that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings between the Borrower, the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, or any other guarantor or surety, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

          6. Set-off. The Banks, the Swing Line Lender, and the Administrative Agent, or any of them, may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, if the Borrower shall not have timely paid its Obligations, set off and appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Banks, the Swing Line Lender or such holder to or for the credit or the account of the Borrower, against and on account of the obligations and liabilities of the Borrower, to the Banks, the Swing Line Lender or such holder under the Loan Agreement, the Notes the Swing Line Note and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Agreement, the Notes, the Swing Line Note or any other Loan Document, irrespective of whether or not (a) the Banks, the Swing Line Lender or the holders of the Notes and the Swing Line Note shall have made any demand hereunder or (b) the Banks and the Swing Line Lender shall have declared the principal of and interest on the Loans, Notes and the Swing Line Note and other amounts due under the Loan Agreement to be due and payable and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Upon direction by the Administrative Agent, with the consent of the Majority Banks, after the Maturity Date (whether by reason of acceleration or otherwise), each Bank and the Swing Line Lender holding deposits of the Guarantor shall exercise its set-off rights as so directed.

          7. Maximum Guaranteed Amount. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized by the Guarantor, without notice to the Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, herein. It is the intention of the Guarantor, the Banks, the Swing Line Lender, and the Administrative Agent, that the Guarantor's obligations hereunder shall be in, but not in excess of, the Maximum Guaranteed Amount. The "Maximum Guaranteed Amount" shall mean the maximum amount which could be paid out by the Guarantor without rendering this Guaranty void or voidable under Applicable Law including, without limitation, (a) Title 11 of the United States Code, as amended, and (b) applicable state law regarding fraudulent conveyances or fraudulent transfers.

          8. Bankruptcy. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or any Subsidiary of the Borrower (other than the Guarantor) or of any surety or guarantor for the Obligations, the rights of the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, against the Guarantor shall not be affected or impaired by the omission of the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Banks, the Swing Line Lender, and the Administrative Agent may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Banks, the Swing Lender, and the Administrative Agent, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Banks, the Swing Line Lender, and the Administrative Agent of the Guarantor.

          9. Application of Payments. The Banks, the Swing Line Lender and the Administrative Agent hereby acknowledge and agree that to the extent the Loan Agreement and any of the Existing Senior Obligations (as defined below) are then in default, any funds, payments, claims or distributions (the "Guaranty Proceeds") actually received hereunder shall be made available for distribution equally and ratably (based on the principal amounts then outstanding) among (a) the holders of the Obligations and (b) the holders of the Existing Senior Obligations. For purposes hereof, "Existing Senior Obligations" shall mean Indebtedness for Money Borrowed owed or guaranteed in connection with any public, unsecured and non-subordinated Indebtedness for Money Borrowed of the Borrower issued in offerings registered under the Securities Act of 1933 or in placements exempt from registration pursuant to Rule 144A or Regulations thereunder or otherwise, which is outstanding on the date the Banks, the Swing Line Lender and the Administrative Agent receive such Guaranty Proceeds. This
Section 9 shall not apply to any payments, funds, claims or distributions received by the Administrative Agent, the Swing Line Lender or the Banks directly or indirectly from the Borrower or any other Person other than from the Guarantor hereunder. The Guarantor acknowledges and agrees with the Administrative Agent, the Swing Line Lender and the Banks as follows:

               (a) To the extent any Guaranty Proceeds are distributed to the holders of the Existing Senior Obligations, the Obligations shall not be deemed reduced by any such distribution, and the Guarantor will continue to make payments pursuant to this Guaranty until such time as the Obligations have been paid in full after taking into effect any distributions of Guaranty Proceeds to the holders of Existing Senior Obligations;

               (b) Nothing contained herein shall be deemed to limit, modify or alter the rights of the Administrative Agent, the Swing Line Lender or any of the Banks or be deemed to subordinate the Obligations to the Existing Senior Obligations, nor give to any holder of Existing Senior Obligations any rights of subrogation;

               (c) Nothing contained herein shall be deemed for the benefit of any holders of Existing Senior Obligations nor shall anything be construed to impose on the Administrative Agent, the Swing Line Lender or any of the Banks any fiduciary duties, obligations or responsibilities to the holders of the Existing Senior Obligations; and

               (d) This Guaranty is for the sole benefit of the Administrative Agent, the Swing Line Lender and the Banks and their respective successors and assigns, and any amounts received by the Banks, the Swing Line Lender and the Administrative Agent, or any of them, from whatsoever source and applied toward the payment of the Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

          10. Waivers by Guarantor. The Guarantor hereby expressly waives: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing and (e) all rights of subrogation, indemnification, contribution and reimbursement against the Borrower, all rights to enforce any remedy the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, may have against the Borrower and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, in respect of the Obligations, even upon payment in full of the Obligations. Any money received by the Guarantor in violation of this Section shall be held in trust by the Guarantor for the benefit of the Banks, the Swing Line Lender and the Administrative Agent. If a claim is ever made upon the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

          11. Assignment by the Banks, the Swing Line Lender or Administrative Agent. To the extent permitted under the Loan Agreement, the Banks, the Swing Line Lender, and the Administrative Agent may each, and without notice of any kind, sell, assign or transfer all or any of the Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.

          12. Remedies Cumulative. No delay by the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Banks, the Swing Line Lender, and the Administrative Agent notwithstanding any right or power of any third party, individually or in the name of the Borrower or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

          13. Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Banks, the Swing Line Lender, and the Administrative Agent. The Guarantor shall not assign its rights or obligations under this Guaranty without the consent of the Swing Line Lender and all the Banks, nor shall the Guarantor amend this Guaranty, without the consent of the Swing Line Lender and the Majority Banks.

          14. Miscellaneous. This is a Guaranty of payment and not of collection. In the event of a demand upon the Guarantor under this Guaranty, the Guarantor shall be held and bound to the Banks, the Swing Line Lender, and the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All reasonable costs and expenses, including attorneys' fees and expenses, incurred by the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby. Any notice or demand which the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in Section 11.1 of the Loan Agreement in care of the Borrower at the address for the Borrower set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and the notice so sent shall be deemed to be served as set forth in Section 11.1 of the Loan Agreement. The provisions of this Guaranty are for the benefit of the Administrative Agent, the Banks and the Swing Line Lender and may not be relied upon or enforced by any other Person without the express written consent of the Banks, the Swing Line Lender and the Administrative Agent.

          15. Loans Benefit Guarantor. The Guarantor expressly represents and acknowledges that any financial accommodations by the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, to the Borrower, including, without limitation the extension of the Loans, are and will be of direct interest, benefit and advantage to the Guarantor.

          16. Solvency. The Guarantor expressly represents and warrants that as of the date hereof and after giving effect to the transactions contemplated by the Loan Documents (i) the capital of the Guarantor will not be unreasonably small to conduct its business; (ii) the Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iii) the present fair salable value of the assets of the Guarantor is greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this
Section 16, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

          17. Visits and Inspections. The Guarantor covenants and agrees that so long as any amount is owing on account of Obligations or otherwise pursuant to this Guaranty, the Guarantor shall permit representatives of the Banks, the Swing Line Lender, and the Administrative Agent, or any of them, to visit and inspect properties of the Guarantor during normal business hours after reasonable notice, inspect the Guarantor's books and records and discuss with the principal officers of the Guarantor its businesses, assets, liabilities, financial positions, results of operations and business prospects.

          18. Governing Law. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of Georgia applicable to contracts made and to be performed in the State of Georgia.

          19. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Guaranty, the Guarantor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Northern District of Georgia on the date of this Guaranty. The Guarantor hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Guarantor agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

          20. Waiver of Jury Trial. The Guarantor waives any right to a trial by jury in any proceeding arising out of this Guaranty.

          21. Time of the Essence. Time is of the essence with regard to the Guarantor's performance of its obligations hereunder.

          22. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of itself, the Swing Line Lender and all the Banks, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of itself, the Swing Line Lender and all the Banks.

          23. Ratifications. The Guarantor hereby ratifies and affirms each representation, warranty, covenant and other agreement made on its behalf by the Borrower in the Loan Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their duly authorized officers as of the date first above written.

GUARANTOR:                        IRT PARTNERS L.P.

                                  BY IRT PROPERTY COMPANY, ITS GENERAL PARTNER


                                  By:    /s/  Mary M. Thomas
                                      ------------------------------------------

                                        Its:   Executive Vice President
                                             -----------------------------------

ADMINISTRATIVE AGENT,
SWING LINE LENDER AND
BANKS:                            NATIONSBANK, N.A., as Administrative Agent,
                                  Swing Line Lender and as a Bank


                                  By:    /s/  S. Ellen Porter
                                      ------------------------------------------

                                        Its:   Vice President
                                             -----------------------------------

                                  AMSOUTH BANK, as a Bank


                                  By:    /s/  Katherine L. McDavid
                                      ------------------------------------------

                                        Its:   Assistant Vice President
                                             -----------------------------------

                                  FIRST UNION NATIONAL BANK, as a Bank


                                  By:    /s/  John A. Schissel
                                      ------------------------------------------

                                        Its:   Director
                                             -----------------------------------